                                                                   EXHIBIT 10.2



CERTAIN CONFIDENTIAL MATERIAL CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                        DOMESTIC DATA SERVICE AGREEMENT

        This Domestic Data Service Agreement (the "Agreement") is made and entered into this 7th day of April, 1992, by and between Alpha Lyracom Space Communications, Inc. ("Alpha Lyracom") a Delaware corporation, and Resis, S.A., organized and existing under the laws of Argentina ("Customer").

        1. This Agreement applies to the provision of Domestic Data Space Segment Service as defined herein and pursuant to the Terms and Conditions for Data Service set forth in Appendix A hereto, (the "Service").

        2. Alpha Lyracom agrees to provide and Customer agrees to accept Service from C-band capacity in the North Beam of the PAS-1 Satellite, in accordance with the Service Specifications set forth in Appendix B (as applicable) and the requirements set forth in paragraph 6 below and Table 1 (see attached). The capacity will accommodate the equivalent of forty-five full duplex 64 kbps channels between Customer's 6.1 meter master earth station with a minimum G/T of 26.2 dB/K located in Bogota, Columbia and 2.4 meter remote stations with a minimum G/T of 18.4 dB/K within the -3 dB contour of the assigned North Beam Transponder. Alpha Lyracom may, at its sole discretion, substitute equivalent capacity on other North Beam Transponders. The Service is based on Customer's use of R 1/2 FEC QPSK for the simplex circuits to the 2.4m earth stations and R 3/4 FEC QPSK for the simplex circuits to the 6.1m earth station.

        3. The Customer's obligations in using the Service include the following:

                a) Customer shall operate uplink and/or downlink earth stations itself or contract with third parties to operate earth stations between points within Colombia as specified in paragraph 2 of this Agreement, meeting the performance and operational requirements set forth in Appendix B hereto. Customer shall demonstrate compliance of its earth stations with these requirements pursuant to standard Alpha Lyracom test procedures attached hereto as Table 2. Such demonstration may be accomplished by the testing of standard configurations of earth station hardware which are duplicated at multiple locations. Alpha Lyracom and Customer will agree under these conditions to waive portions of the test procedures contained in Table 2. Customer shall be required to change carrier power levels and center frequencies whenever such changes are deemed necessary by Alpha Lyracom.

                b) Customer warrants that the Service is primarily for domestic use within Colombia. Notwithstanding the previous sentence:

        (i) Customer may utilize a portion of the Service for International service from Colombia to the United States, on a simplex basis only, subject to prior written approval of Alpha Lyracom. All such simplex service to the United States using the Service provided pursuant to this Agreement shall be operated in the United States through Alpha Lyracom's facility. Such simplex circuits shall be matched against similar capacity provided by Alpha Lyracom under separate agreement for the establishment of full duplex circuits, and


        (ii) Customer may also utilize a portion of the Service for international service between other countries (other than the United States) in which Customer is authorized to provide satellite communications services or has entered into an operating agreement with a carrier licensed to provide such services. Any additional international service requirements may also be ordered by Customer, subject to availability, through separate agreement with Alpha Lyracom.

                        c) Customer further warrants that it has all the necessary authorizations to enter into this Agreement and accept the Service in Columbia.

        4. The term of this Agreement (the "Term") shall commence upon the first date above written and shall terminate at the end of the life of the satellite, estimated at December 31, 2001, unless otherwise terminated, in accordance with Section 8 of Appendix A. The "Service Term" of this Agreement shall start on or before November 1, 1992 (the "Service Date") and end on the same date as the Term.

        5. For each month of the Service Term beginning on the Service Date, Customer agrees to pay a monthly service fee ("Monthly Service Fee") of [
                                                                     ]* Customer
shall deposit with Alpha Lyracom [
                             ]* which shall be due and payable on or before
execution of this Agreement, (the "Deposit"). The Deposit shall be applied to the Monthly Service Fee for the first and last months of the Service Term. Monthly Service Fees are payable in advance, in accordance with Section 4 of Appendix A. The Monthly Service Fees due from Customer shall be guaranteed by Invertel pursuant to Appendix E of this Agreement.

        6. The attached Table 1 contains the transmission parameters for the Service. The bandwidth and EIRP specifications are based on the assumption that the Service is designed to accommodate forty-five full-duplex 64 kbps links between a 6.1m hub in

* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

Bogota and 2.4m remote stations that lie on or within the -3dB downlink gain contour of the assigned North Beam Transponder. Customer shall provide Alpha Lyracom, in writing, with specific earth station information for each circuit including location, antenna size, G/T, transmit gain, transmit power, threshold levels, and any other information Alpha Lyracom requires, prior to activation of the circuit. In addition, Customer shall comply with the earth station testing requirements contained in Appendix B and Table 2. Alpha Lyracom will provide Customer with an initial carrier transmission plan within 30 days of receiving the above information from Customer. This initial transmission plan will accommodate the forty-five 64 kbps full-duplex data links using the capacity specified in Table 1.

        7. Customer may request that Alpha Lyracom change the transmission plan to accommodate other carrier sizes, transmission parameters or other earth station sizes or locations primarily within Colombia. Any request for deviation from the initial carrier transmission plan must be submitted in writing to Alpha Lyracom for its review and approval at least 30 days prior to the requested date of implementation. Customer may utilize carriers with speeds between 32 kbps and 512 kbps, QPSK or BPSK modulation and may employ any FEC desired, other earth station sizes, or operate from other locations within Colombia which are situated outside the Reference Contour, as long as these changes can be accommodated within the assigned capacity and power allocations set forth in this Agreement and are in compliance with the above procedure. Alpha Lyracom shall work with Customer to simplify and expedite the above mentioned process.

        8. Customer agrees to fully comply with all Operations Requirements set forth in Appendix B, including the requirement to change carrier power levels and center frequencies whenever such changes are deemed necessary by Alpha Lyracom to avoid harmful interference.

        9. The following attachments hereto are included and form part of this Agreement:

                Table 1         Transmission Parameters
                Table 2         Earth Station Testing Procedures
                Appendix A.     Terms and Conditions for Data Service
                Appendix B.     Service Specifications and Operational
                                Requirements Applicable to Alpha Lyracom's
                                C-band Digital Transmission Service (North
                                Beam)
                Appendix C.     Separate Systems Requirements of the United
                                States Federal Communications Commission
                Appendix D.     Definitions
                Appendix E.     Guarantee

                IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Agreement as of the day and year first written above.


        ALPHA LYRACOM SPACE                     RESIS, S.A.
        COMMUNICATIONS, INC.



        By: /s/ Signature Illegible             By:
           ------------------------------           --------------------------
           Name: Name Illegible                     Name:
           Title: President                         Title:


        AGREED TO AND ACCEPTED WITH RESPECT TO SECTION 5 AND APPENDIX E:



        INVERTEL, S.A.


        By: /s/ RICARDO VERDAGER
           ------------------------------
           Name: Ricardo Verdager
           Title: President

                                    Table 1

                            Transmission Parameters
                                      for
                    7.9 MHz Capacity on the PAS-1 North Beam


Transponder Center Frequency (Uplink)                         [   ]* MHz

Transponder Center Frequency (Downlink)                       [   ]* MHz

Uplink Polarization                                     Horizontal

Downlink Polarization                                   Horizontal

Total Transponder Bandwidth                                   [   ]* MHz

Maximum Available Bandwidth (Note 1)                          [   ]* MHz

                                                                         Reference
                                                  Bogota                  Contour
Satellite G/T (Note 2)                           [    ]* db/K             [    ]* db/K

Aggregate Operating Flux Density (Note 2, 3)     [    ]* dBw/m            [    ]* dBw/m

Maximum Available EIRP (Note 2, 3)               [    ]* dBw              [    ]* dBw

Nominal Intermodulation Density (Note 2, 4)      [    ]* dBw/Hz           [    ]* dBw/Hz

Minimum Co-Channel C/I                           [    ]* dB               [    ]* dB

- -------------------------------------------------------------------------------
      Notes: 1) A minimum guard band must be provided at each end of the allocated bandwidth which is equal to 5% of the bandwidth of the carrier adjacent to that band edge.

             2) Reference contour shown on attached Figures 1 & 2.

             3) Powers shown are aggregate across all carriers within bandwidth allocated to impact. Aggregate EIRP must not be exceeded & input drive levels will be adjusted accordingly.

             4) Intermod noise density is expected average over allocated bandwidth. Peak density may exceed average by [ ]*. Transponder is operated at a nominal output backoff of [ ]* dB.

             5) Capacity is based on [   ]* simplex [  ]* kbps R1/2 QPSK
                circuits and [    ]* kbps R3/4 simplex circuits.
- -------------------------------------------------------------------------------

* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

         Figure 2 - North Beam Downlink Reference Contour (See Table 1)

          Figure 1 - North Beam Uplink Reference Contour (See Table 1)

                                Table 2
                EARTH STATION QUALIFICATION PROCEDURE
                        PAN AMERICAN SATELLITE

PURPOSE

        THIS DOCUMENT OUTLINES TEST, VERIFICATION PROCEDURES WHICH MUST BE COMPLETED BY ALL EARTH STATIONS PRIOR TO RECEIVING AUTHORIZATION TO TRANSMIT RF POWER (ILLUMINATE THE TRANSPONDERS) TO ALPHA LYRACOM SPACE COMMUNICATIONS SATELLITES.

        PROCEDURES FOR SERVICE MONITORING PROCEDURES ARE ALSO INTRODUCED. THESE PROCEDURES MUST BE IMPLEMENTED BY ALL STATIONS ILLUMINATING ALPHA LYRACOM SPACE COMMUNICATIONS TRANSPONDERS TO ASSURE THAT ALL COMMUNICATIONS OPERATIONS ARE CARRIED OUT ON A NON-INTERFERING BASIS WITH ALL OTHER COMMUNICATIONS ON THE TARGET SATELLITE AND ALL ADJACENT SATELLITES.

        THE AUTHORIZATION TO ILLUMINATE PAS-1 TRANSPONDERS MAY BE REVOKED AT ANY TIME IF IT SHOWN THAT OPERATIONS BY ANY STATION VIOLATES THE PREMISE OF NON-INTERFERING OPERATION BY ALL STATIONS.

SCOPE

        THIS PROCEDURE IS APPLICABLE TO ALL STATIONS THAT ARE SEEKING AUTHORITY TO ILLUMINATE ALPHA LYRACOM PAN AMERICAN SATELLITE (PAS-1) TRANSPONDERS AND STATIONS THAT WISH TO MAINTAIN AUTHORITY TO ILLUMINATE PAS-1 OR OTHER ALPHA LYRACOM SATELLITE TRANSPONDERS.

PROCEDURE

[A]     VERIFICATION TEST PROCEDURES

        (1)  CROSS-POLARIZATION RATIO

        (a) EACH STATION WILL BE REQUIRED TO SHOW THAT THE STATION CAN ACHIEVE CO-POLAR TO CROSS-POLAR SIGNAL RATIOS 33 dB OR BETTER FOR TRANSMITTED CARRIERS IN THE TRANSPONDERS OF INTEREST.

        (b) IF DESIRED AND BANDWIDTH IS AVAILABLE, HOMESTEAD WILL RADIATE A CARRIER IN THE CROSS-POLARIZATION TRANSPONDER TO ALLOW STATIONS TO VERIFY RECEIVE CROSS-POLARIZATION AT THE SAME TIME THAT THEY VERIFY TRANSMIT POLARIZATION PERFORMANCE.

        (c)  HOMESTEAD WILL MAKE SPECTRUM ANALYZER PLOTS OF THE
             CROSS-POLARIZATION PERFORMANCE FOR STATION RECORD PURPOSES, AND WILL FURNISH A COPY OF THESE PLOTS TO THE TESTING STATION.

(2)  ANTENNA PATTERNS

     (a) ALL STATIONS WILL PERFORM BOTH TRANSMIT AND RECEIVE ANTENNA PATTERNS WITH THE PAN AMERICAN SATELLITE GATEWAY EARTH STATION AT HOMESTEAD, FLORIDA TO ASSURE THAT THE STATION MEETS INTERNATIONAL, AND WHERE APPLICABLE DOMESTIC, ANTENNA PERFORMANCE REQUIREMENTS.

     (b) EACH STATION WILL NOTIFY THE HOMESTEAD STATION OF THE DESIRE TO TEST AND WILL PROVIDE THE EXACT LATITUDE AND LONGITUDE OF THE STATION TO ALLOW GENERATION OF POINTING ANGLES TO PAS-1 AND OTHER ADJACENT SATELLITES.

     (c) HOMESTEAD WILL GENERATE POINTING ANGLES WHICH WILL DETERMINE THE MINIMUM ANGULAR TRAVEL THAT WILL BE REQUIRED TO DETERMINE THE ANTENNA'S SIDELOBE PERFORMANCE AND THE POSSIBLE INTERFERENCE THAT COULD RESULT FROM SIDELOBE POWER INTO ADJACENT SATELLITES.

     (d) AS A MINIMUM, STATIONS WILL BE REQUIRED TO MAKE THE FOLLOWING ANTENNA TRANSMIT PATTERN CUTS:
          (1)  plus and minus 7 degree azimuth
          (2)  plus and minus 1 degree azimuth
          (3)  plus and minus 7 degree elevation
          (4)  plus and minus 1 degree elevation

     (e) STATIONS SHOULD PERFORM RECEIVE CUTS AT THE SAME TIME THAT TRANSMIT CUTS ARE BEING MADE. HOMESTEAD WILL RADIATE A CARRIER FOR THIS PURPOSE.

     (f) ADDITIONAL CUTS MAY BE REQUIRED TO DETERMINE THE INTERFERENCE PATTERN THAT COULD OCCUR WITH OTHER SATELLITES ADJACENT TO PAS-1.

     (g)  HOMESTEAD WILL PERFORM SIMULTANEOUS CO-POLARIZATION AND
          CROSS-POLARIZATION PATTERNS ON EACH OF THE ABOVE CUTS.

     (h) HOMESTEAD WILL MAKE A RECORDING OF ALL CUTS AND WILL PROVIDE A COPY OF ALL TEST DATA TO THE TESTING STATION.

(3)  RF FREQUENCY AND POWER STABILITY

     (a) THE TESTING STATION WILL RADIATE A CARRIER AT A POWER LEVEL AND FREQUENCY SELECTED BY THE HOMESTEAD STATION.

     (b) AFTER THE TEST CARRIER HAS BEEN SET, THE TESTING STATION MUST BE PREPARED TO LEAVE THE CARRIER ON WITHOUT FURTHER ADJUSTMENT FOR A MINIMUM OF 72 HOURS. THE ACTUAL TIME OF THE TEST WILL BE DICTATED BY THE HOMESTEAD STATION FROM THE RESULTS OBTAINED DURING THE TEST PERIOD.

     (c) HOMESTEAD WILL MAKE PERIODIC TESTS OF THE LEVEL AND FREQUENCY TO ASSURE THAT THE CARRIER IS STABLE IN BOTH POWER AND FREQUENCY.

     (d) ALL MEASUREMENTS DONE AT HOMESTEAD WILL BE DONE AT RF TO REMOVE THE POSSIBILITY OF FREQUENCY ERROR BEING INTRODUCED BY TRANSLATION EQUIPMENT AT HOMESTEAD.

     (e) TO ASSURE POWER AND FREQUENCY OF THE TEST CARRIER, HOMESTEAD WILL RADIATE A VERIFICATION CARRIER THAT IS GENERATED BY A VERY STABLE FREQUENCY SYNTHESIZER ADJACENT TO THE TEST CARRIER.

     (f) THE FREQUENCY OF THIS VERIFICATION CARRIER WILL BE MEASURED BY A FREQUENCY COUNTER AND THE RADIATED POWER OF THE VERIFICATION CARRIER WILL BE MEASURED AT THE TRANSMIT INPUT TO THE FEED OF THE ANTENNA TO ASSURE THAT THE SATELLITE IS BEING ILLUMINATED WITH THE PROPER POWER AND FREQUENCY FROM THE VERIFICATION STATION.

     (g) THE VERIFICATION STATION WILL MEASURE THE FREQUENCY AND POWER DIFFERENCES BETWEEN THE VERIFICATION CARRIER AND THE TEST CARRIER TO DETERMINE THE STABILITY OF THE TEST CARRIER. (1) DURING THESE PERIODS OF MEASUREMENT, WHICH WILL BE PERFORMED AT A MINIMUM OF 6 HOURS APART TO ASSURE THAT DRIFT DUE TO SATELLITE DIURNAL VARIATIONS ARE ELIMINATED, HOMESTEAD WILL ALSO PERFORM SHORT TERM STABILITY MEASUREMENTS FOR 15 MINUTE PERIODS. UP TO 4 SHORT TERM STABILITY MEASUREMENTS WILL BE MADE.

     (h) AT TIMES WHEN THE ACTUAL VERIFICATION TEST IS NOT BEING PERFORMED, HOMESTEAD WILL RECORD THE FREQUENCY AND POWER OF THE CARRIER ON A STRIP CHART RECORDER TO ASSURE THAT NO GROSS CHANGES HAVE OCCURRED DURING THE TEST PERIOD.

     (i)  HOMESTEAD WILL PROVIDE COPIES OF ALL TEST DATA TO THE TESTING STATION.

(4)  SPURIOUS FREQUENCY AND INTERMODULATION TEST

     (a) THE TEST STATION WILL RADIATE A CARRIER AT MAXIMUM EIRP TO FREE SPACE AT AN ELEVATION ANGLE OF AT LEAST 10 DEGREES ABOVE THAT REQUIRED FOR PAS-1 ACCESS.
          (1)  INITIALLY, A SINGLE, UNMODULATED CARRIER WILL BE RADIATED.

     (b) THE TEST STATION WILL SCAN THE TRANSMIT SPECTRUM AT THE ANTENNA AND IN THE STATION TO VERIFY THAT NO SPURIOUS SIGNALS ARE GENERATED WITHIN THE STATION AT THE MAXIMUM POWER LEVEL.

     (c) THE TEST STATION WILL NOTE THE MAXIMUM SINGLE CARRIER EIRP AND THE SPURIOUS CARRIERS DISCOVERED DURING THE TEST AND WILL REPORT THIS DATA TO HOMESTEAD FOR INCLUSION IN THE FINAL TEST REPORT.

     (d) THE TEST STATION WILL REMOVE ALL TRANSMIT CARRIERS AND REACQUIRE THE SATELLITE.

     (e) AT THE DIRECTION OF THE VERIFICATION STATION, THE TEST STATION WILL RADIATE TWO CARRIERS AT RF POWER LEVELS AT SPECIFIED POWER LEVELS SIMULTANEOUSLY AND WILL MONITOR THE TRANSMIT SPECTRUM TO DETERMINE IF INTERMODULATION PRODUCTS ARE BEING RADIATED WITH THE DESIRED CARRIERS.
          (1) THE VERIFICATION STATION WILL MONITOR THE SATELLITE SPECTRUM TO DETERMINE IF INTERMODULATION PRODUCTS ARE SEEN ON THE SATELLITE.
          (2) THE TEST STATION WILL NOTE THE EIRP LEVEL AT WHICH INTERMODULATION CARRIERS ARE NOTED.

     (f)  THE VERIFICATION WILL RECORD ALL DATA FOR THE FINAL VERIFICATION
          REPORT.

(B)  DATA SERVICE INITIATION PROCEDURES

     (1)  CARRIER LEVEL SET AND VERIFICATION

     (a) THE TEST STATION AND THE VERIFICATION STATION AND/OR THE CORRESPONDING COMMUNICATION STATION WILL RADIATE DATA CARRIERS AT FREQUENCIES AND POWER LEVELS SPECIFIED BY THE VERIFICATION STATION.
          (1) INITIALLY, THE CARRIERS WILL BE UNMODULATED.

        (b) THE VERIFICATION STATION WILL MEASURE THE RECEIVED POWER LEVEL OF EACH OF THE CARRIERS AND WILL NOTE THE EIRP LEVEL OF EACH TRANSMIT STATION REQUIRED TO ACHIEVE THAT LEVEL.

        (c) THE VERIFICATION STATION WILL NOTE THE SATELLITE SPECTRUM AND VERIFY THAT NO SPURIOUS CARRIERS OR INTERMODULATION PRODUCTS ARE PRESENT AS A RESULT OF THESE CARRIERS.

        (d) THE STATIONS WILL MODULATE THE CARRIERS AND WILL NOTE WHETHER OR NOT MODEM LOCK IS ACHIEVED AT EACH STATION OPERATING IN SATELLITE LOOP-BACK MODE.
             (1) AS THE CARRIERS ARE MODULATED, THE STATIONS WILL NOTE THAT THE EIRP DOES NOT CHANGE FROM THE UNMODULATED CARRIER EIRP. THIS IS COMMON FOR SOME MODULATORS AND MUST BE CHECKED CLOSELY.

   (2)  BIT ERROR RATE PERFORMANCE TEST

        (a) THE STATIONS WILL SEND A BIT ERROR RATE SIGNAL THROUGH EACH OF THE MODEMS AND WILL NOTE THE PERFORMANCE OF THE MODEM IN SATELLITE LOOP-BACK FOR 15 MINUTES.
             (1) IF ERRORS ARE ACCUMULATED DURING THIS PERIOD, THE STATION WILL INVESTIGATE INTERNALLY TO DETERMINE THE SOURCE OF THE ERRORS.

        (b) AFTER ALL STATIONS HAVE VERIFIED THAT THEY OPERATE IN THE SATELLITE LOOP-BACK MODE, THEY WILL CHANGE THE SERVICE TO END-TO-END OPERATION.

        (c) THE STATIONS WILL CONDUCT END-TO-END BIT ERROR RATE TESTS FOR UP TO 24 HOURS OR AS REQUIRED TO RESOLVE PROBLEMS.
             (1) DURING THIS PERIOD OF TESTING, THE TESTING STATION WILL MEASURE AND RECORD THE CARRIER FREQUENCY AND EIRP EVERY TWO HOURS TO ASSURE THAT THERE IS NO DRIFT IN THESE PARAMETERS.

        (d) IF THE STATIONS PASS THE END-TO-END TEST, THEY WILL, AT THE DIRECTION OF THE VERIFICATION STATION, LOWER THE EIRP IN ONE dB STEPS AND PERFORM 30 MINUTE BIT ERROR RATE TESTS TO DETERMINE THE OPERATION AT LEVELS BELOW THE ASSIGNED LEVEL AND TO DETERMINE THE OPERATING MARGIN OF THE CARRIERS.

   (3)  SERVICE CUTOVER

        (a) AT THIS POINT IN THE SYSTEM TESTING, STATIONS WILL TEST BIT ERROR RATE AND CLOCK STABILITY WITH THE CUSTOMER.
             (1) THE CUSTOMER WILL BE ALLOWED TO TEST END-TO-END TO ASSURE TOTAL LINK OPERATIONAL CAPABILITY.

        (b) THE TESTING STATION WILL PROVIDE HOMESTEAD WITH CONTACT NAMES AND TELEPHONE NUMBERS FOR THEIR CUSTOMER AT THE DISTANT POINT AND CIRCUIT ROUTING AND OTHER INFORMATION THAT WILL BE HELPFUL IN TROUBLESHOOTING THE CIRCUIT IN THE EVENT THAT TROUBLES DEVELOP LATER.

        (c) HOMESTEAD WILL MAINTAIN A FILE ON ALL CIRCUITS INCLUDING A HISTORY OF ALL TROUBLES THAT WILL BE MADE AVAILABLE TO ANY PARTY DESIGNATED BY THE CUSTOMER'S REPRESENTATIVE.

        (d) THE CUSTOMER WILL BE GIVEN 24 HOURS TO TEST THE CIRCUIT AND 48 HOURS OF END-TO-END SERVICE TO ASSURE THAT NO SERVICE ANOMALIES PRIOR TO FINAL ACCEPTANCE OF THE SERVICE.

        (e) AT THE END OF THE PRESCRIBED TIME, THE CUSTOMER WILL ACCEPT THE CIRCUIT OR WILL REQUEST FURTHER TEST TIME.
             (1) IF FURTHER TEST TIME IS REQUIRED, THE CUSTOMER WILL FULLY EXPLAIN THE REASON FOR THIS REQUIREMENT.
             (2) FURTHER TEST TIME CAN BE GRANTED AT THE DISCRETION OF ALPHA LYRACOM PAN AMERICAN SATELLITE PERSONNEL ONLY.
             (3) FURTHER TEST TIME WILL NOT BE GRANTED IF THE CUSTOMER IS NOT READY FOR THE CIRCUIT.

        (f) AT THE END OF THE TEST PERIOD, THE CUSTOMER WILL SIGN THE CIRCUIT ACCEPTANCE FORM SIGNIFYING THAT THE CIRCUIT, OPERATIONAL CONTACT INFORMATION AND OPERATIONAL AND TROUBLE RESOLUTION PROCEDURES ARE ACCEPTABLE.

(c)  VIDEO SERVICE INITIATION PROCEDURE

     (1)  VIDEO CARRIER LINE-UP

          (a) ALPHA LYRACOM WILL FURNISH THE CUSTOMER WITH LINK CALCULATIONS FOR THE VIDEO SERVICE, AND RF CARRIERS FROM THE TRANSMITTING STATION WILL BE SET ACCORDING TO THESE LINK CALCULATIONS.

          (b) THE TRANSMIT CARRIER WILL BE SET TO THE PROPER TRANSPONDER POWER BY THE HOMESTEAD GATEWAY STATION, AND CROSS-POLARIZATION ISOLATION MEASUREMENTS WILL BE MADE ON THE CARRIER, IF APPLICABLE. IT IS EXPECTED THAT C-BAND CARRIERS WILL ACHIEVE AN ISOLATION RATIO OF 33 dB OR GREATER.

          (c) A CARRIER-TO-NOISE RATIO TEST WILL BE PERFORMED AT THE TIME THE CARRIER IS ESTABLISHED.

          (d) THE HOMESTEAD GATEWAY STATION WILL ALSO PERFORM A CARRIER POWER AND FREQUENCY STABILITY TEST TO ASSURE STABILITY OF THESE PARAMETERS.
               (1) IF A LONG TERM TEST IS PERFORMED, THE TEST WILL BE CONDUCTED AT 13 dB BELOW THE OPERATIONAL POWER.

          (e) THE STATION ORIGINATING THE VIDEO CARRIER WILL TEST MODULATE THE VIDEO CARRIER AT THE PRESCRIBED POWER WITHOUT RADIATING THIS CARRIER TO THE SATELLITE AND WILL ASSURE THAT WITHIN THE TRANSMITTING STATION THAT NO SPURIOUS SIGNALS OR INTERMODULATION PRODUCTS ARE PRESENT PRIOR TO RADIATING THE CARRIER TO THE SATELLITE.

          (f) THE ORIGINATING STATION WILL RADIATE THE CARRIER AT THE EIRP USED FOR THE POWER AND FREQUENCY STABILITY TEST WITH A STANDARD TEST PATTERN, NOT COLOR BARS, MODULATING THE CARRIER AT THE SPECIFIED VIDEO DEVIATION.

          (g) AT THE DIRECTION OF THE HOMESTEAD GATEWAY STATION, THE ORIGINATING STATION WILL RAISE THE EIRP IN PRESCRIBED STEPS WHILE THE HOMESTEAD GATEWAY STATION SCANS OTHER SATELLITE OPERATIONAL RESOURCES TO ASSURE THAT THE CARRIER DOES NOT CAUSE INTERFERENCE WITH OTHER TRANSPONDER OPERATIONS.

          (h) AT THE PRESCRIBED EIRP, THE HOMESTEAD GATEWAY EARTH STATION WILL MAKE VIDEO MEASUREMENTS AND WILL RECORD THIS DATA FOR FUTURE REFERENCE.

     (2)  VIDEO CARRIER END-TO-END LINE-UP AND ACCEPTANCE

          (a) AT THE COMPLETION OF THE ABOVE PROCEDURE, THE HOMESTEAD GATEWAY STATION WILL TURN THE SERVICE OVER TO THE CUSTOMER FOR END-TO-END TESTING, VERIFICATION AND ACCEPTANCE.

          (b) IT IS EXPECTED THAT THE CUSTOMER WILL ACCEPT THE SERVICE WITHIN 24 HOURS OR REJECT THE SERVICE PROVIDING SUFFICIENT TECHNICAL INFORMATION REGARDING THE SERVICE DEFICIENCIES WHICH PROMPTED THE REJECTION.

          (c) IF THE SERVICE IS REJECTED, ALPHA LYRACOM PAN AMERICAN SATELLITE WILL TAKE ANY CORRECTIVE ACTION POSSIBLE TO PROVIDE THE SERVICE.

          (d) IF THE SERVICE IS ACCEPTED, THE CUSTOMER WILL SIGN THE SERVICE AGREEMENT SIGNIFYING THAT THE SERVICE, OPERATIONAL PROCEDURES AND TROUBLE REPORTING AND RESTORATION PROCEDURES ARE SUFFICIENT AND ACCEPTABLE.

(D)  SERVICE MONITORING PROCEDURES

     (1)  SERVICE QUALITY VERIFICATION AND REPORTING

          (a) IT IS THE DESIRE OF ALPHA LYRACOM PAN AMERICAN SATELLITE THAT ALL SATELLITE SERVICES BE PROVIDED WITH THE UTMOST QUALITY AND WITHOUT CAUSING INTERFERENCE TO OTHER SERVICES USING THE SATELLITE RESOURCES OR RECEIVING INTERFERENCE FROM THESE OTHER SERVICES.

          (b) IN THIS REGARD, IT IS OUR PROCEDURE THAT EACH CUSTOMER WILL MONITOR HIS OWN TRAFFIC TO ASSURE THAT THAT TRAFFIC IS NOT BEING INTERFERED WITH BY OTHER TRAFFIC AND, MORE IMPORTANTLY, THAT HIS TRAFFIC IS NOT INTERFERING WITH OTHER SERVICES.

          (c) SUCH INTERFERENCE, EVEN SELF-GENERATED INTERFERENCE, MUST BE REPORTED TO THE HOMESTEAD GATEWAY EARTH STATION IMMEDIATELY.

     (2)  INTERFERENCE AND TROUBLE RESOLUTION

          (a) SELF-GENERATED INTERFERENCE MUST BE CORRECTED IMMEDIATELY EVEN IF THAT REQUIRES REMOVING THE INTERFERING CARRIER FROM SERVICE.

          (b) FAILURE TO CORRECT AN INTERFERENCE PROBLEM, ESPECIALLY WHEN DIRECTED TO CORRECT THE PROBLEM BY THE HOMESTEAD GATEWAY EARTH STATION CAN RESULT IN LOSS OF PRIVILEGES TO USE THE SATELLITE AND TERMINATION OF THE CONTRACT.

          (c) IF THE HOMESTEAD GATEWAY EARTH STATION CONTACTS A STATION TO TEST FOR POSSIBLE INTERFERENCE WITH OTHER STATIONS, THE PARTY CALLED MUST COOPERATE WITH THE HOMESTEAD GATEWAY TO ASSURE THAT THE INTERFERING CARRIER(s) IS FOUND AND THE PROBLEM CORRECTED IMMEDIATELY.

          (d) IF THE HOMESTEAD GATEWAY REPORTS A TROUBLE THAT IS NON-INTERFERING, BUT POTENTIALLY SERVICE DEGRADING SUCH AS OVER-DEVIATION AND/OR SHOULDERS ON A DIGITAL MODULATOR, THE ASSIGNED STATION WILL WORK TO CORRECT THESE PROBLEMS IMMEDIATELY.
               (1) AFTER CORRECTION OF THE PROBLEM, THE STATION WILL REPORT THE CORRECTION TO THE HOMESTEAD GATEWAY WHO WILL OBSERVE AND TEST THE CORRECTION TO ASSURE THAT THE PROBLEM HAS BEEN FULLY CORRECTED.

     (3)  TROUBLE REPORTING

          (a) THE HOMESTEAD GATEWAY EARTH STATION WILL SERVE AS THE NETWORK OPERATIONS CONTROL (NOC) CENTER FOR ALPHA LYRACOM PAN AMERICAN SATELLITE SPACE COMMUNICATIONS, AND ALL TROUBLES RELATED TO SATELLITE SERVICE WILL BE REPORTED TO THIS CENTER.

          (b) THE HOMESTEAD GATEWAY EARTH STATION WILL BE MANNED 24 HOURS PER DAY, SEVEN DAYS PER WEEK STARTING IN MAY, 1989.

          (c) EACH TROUBLE REPORTED BY ANY STATION WILL BE ASSIGNED A TROUBLE NUMBER AND A TROUBLE HISTORY OR TROUBLE TICKET WILL BE OPENED ON THAT TROUBLE.

          (d) ALL REPORTED TROUBLES WILL BE ANALYZED BY THE TECHNICAL STAFF OF THE NOC AND THE TROUBLE REPORT WILL BE ANNOTATED WITH THE RESULTS OF THAT ANALYSIS.

          (e) TROUBLES THAT ARE FOUND NOT TO BE SATELLITE RELATED, SUCH AS TERRESTRIAL LINK PROBLEMS EFFECTING SATELLITE SERVICES WILL BE REFERRED TO THE PROPER STATION AND THE TROUBLE REPORT WILL BE CLOSED.

          (f) AS NOTED ABOVE, WHEN THE NOC NOTIFIES A STATION THAT SERVICES BEING PERFORMED FROM THAT STATION ARE INTERFERING OR POTENTIALLY INTERFERING WITH OTHER SATELLITE SERVICES, THAT STATION MUST ASSIST THE NOC IN DETECTION OF THE SOURCE AND QUICK RESOLUTION OF THAT PROBLEM.

          (g) THE NOC WILL SEND RECORDS OF ANY OUTAGE OR TROUBLE RELATED TO A STATION TO THE DESIGNATED REPRESENTATIVE OF THAT ENTITY FOR REVIEW AND/OR PERMANENT RECORDS OF SERVICE ONLY WHEN DESIGNATED BY THE CONTRACTUALLY DESIGNATED REPRESENTATIVE OF THAT STATION.


          APPROVED:____________________________________________________________
                        FRED LANDMAN, PRESIDENT
                        ALPHA LYRACOM
                        PAN AMERICAN SATELLITE
                        SPACE COMMUNICATIONS

                                                                     APPENDIX A

                TERMS AND CONDITIONS FOR DOMESTIC DATA SERVICES

        1. SPACE SEGMENT. Alpha Lyracom will provide the Service to Customer on a non-preemptible basis. Alpha Lyracom may, however, preempt or interrupt this Service to protect the overall health and performance of the PAS-1 Satellite in unusual, abnormal or other emergency situations or may substitute another frequency to facilitate Alpha Lyracom's transponder loading requirements.

        2. CUSTOMER -- PROVIDED FACILITIES. Customer shall be responsible for the installation, operation and maintenance of all Customer-Provided Facilities in accordance with the terms and conditions of this Agreement. Alpha Lyracom shall not be responsible for the installation, maintenance or operation of, or the generation, transmission or reception of signals by Customer-Provided Facilities, or for securing any and all permits, licenses, variances and other authorizations required by governmental jurisdictions for the installation and operation of such Facilities. Customer shall operate the Customer-Provided Facilities, including, without limitation, any earth stations used by Customer to transmit signals to and/or receive signals from the Satellite, in compliance with the Operational Requirements set forth in Appendix B hereto.

        3. USE RESTRICTIONS. Customer shall comply with any restrictions on Customer's receipt of Service applicable in any country in which Customer uses the Service, and any restrictions that prevent or limit Customer's use of the Service in, between, or among any countries, including all requisite intelsat authorizations and the United States Separate Systems Requirements, if applicable.

        4. MANNER OF PAYMENT. For each month of the Service Term, Customer agrees to pay the Monthly Service Fee, in advance, on or before the first business day of the month. All payments by Customer hereunder shall be made in U.S. dollars; shall be deemed to be made only upon receipt by Alpha Lyracom of collected funds; and shall be made by bank wire transfer to such bank account as Alpha Lyracom may designate by notice to Customer. Any and all transfer, exchange or similar charges are the responsibility of the Customer.

        5. OUTAGE CREDITS. If there is a "Confirmed Outage" of Service, Alpha Lyracom shall give Customer an "Outage Credit" (applicable against Customer's future Service Fee obligations) equal to the pro rata Service Fee due for that portion of the Service during which a Confirmed Outage shall

                                       A2

be deemed to have occurred. Customer shall not be entitled to any Outage Credit for any Service failure that does not constitute a Confirmed Outage.

        6. FAILURE OF SERVICE, RESTORATION. In the event Service fails on a Confirmed Basis, Alpha Lyracom shall, to the extent technically feasible, employ any available uncommitted substitute equipment or transponders on a PAS satellite to restore Service to Customer.

        7. REPRESENTATIONS, WARRANTIES AND COVENANTS. Alpha Lyracom and Customer each represents and warrants to the other that it has the right, power and authority to enter into and perform its obligations under this Agreement.

        8. TERMINATION OF AGREEMENT. This Agreement shall automatically terminate in any of the following events: a) there is a failure of Service on a Confirmed Basis and Alpha Lyracom does not, within sixty days of such failure on a Confirmed Basis, restore the Service; (b) Alpha Lyracom takes the Satellite out of service; or (c) on notice by Alpha Lyracom to Customer, if Customer fails (i) to make payment of any amount due hereunder and such amount remains unpaid within ten (10) days after receiving from Alpha Lyracom a notice of such nonpayment, or (ii) to cease any activity in violation of the Operational Requirements upon receiving telephone or telecopy notice from Alpha Lyracom, or (iii) if applicable, to comply with the Separate Systems Requirements, or (iv) to cease any other activity in violation of Customer's obligations under this Agreement within thirty (30) days after receiving from Alpha Lyracom a notice of such violation. Upon termination of this Agreement in accordance with either of Sections 8(a) or (b) above, Alpha Lyracom shall promptly refund to Customer any portion of the Service Fee applicable to any period during which Customer has not received Service. Upon termination of this Agreement in accordance with Section 8(c). In addition to all of Alpha Lyracom's other remedies at law or in equity, Alpha Lyracom shall be entitled to declare immediately due and payable the Service Fee for each month that would have remained in the Service Term on and after the date of such termination, and to use the Service, and Customer shall not be entitled to any equitable relief with respect to such use or any refund of amounts paid to Alpha Lyracom hereunder. Customer acknowledges that the foregoing rights of Alpha Lyracom are reasonable under all of the circumstances existing as of the date hereof; constitute liquidated damages for the loss of a bargain; and do not constitute a penalty. The termination of this Agreement for any reason shall extinguish all of Alpha Lyracom's obligations to provide, and Customer's obligations to take, Service, but shall not relieve either party of any obligation that may have arisen prior to such termination.

                                    A3

        9. FORCE MAJEURE. Any failure or delay in the performance by Alpha Lyracom of its obligation to commence or to continue to provide Service shall not be a breach of this Agreement and shall not constitute a failure for purposes of determining whether a Confirmed Outage or a failure on a Confirmed Basis has occurred, if such failure or delay results from any Act of God, governmental action (whether in its sovereign or contractual capacity), or any other circumstance reasonably beyond the control of Alpha Lyracom, including, but not limited to, receive earth station sun outage, meteorological or astronomical disturbances, earthquake, snowstorm, fire, flood, strikes or labor disputes (excluding any strikes or labor disputes by Alpha Lyracom employees), war, civil disorder, epidemics, quarantines, embargoes, or acts or omissions of Customer or any third parties, including, without limitation, any failure of Customer to provide, or the failure of, any of the Customer-Provided Facilities.

        10. CONFIDENTIALITY. Alpha Lyracom and Customer shall hold in confidence the information contained in this Agreement. Notwithstanding the foregoing, disclosure, on a confidential basis, by either party to its principals, auditors, attorneys, investors, lenders, insurance agents, and proposed and actual successors in interest is permitted.

        11. LIMITATION OF LIABILITY. ANY AND ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR USE, ARE EXPRESSLY EXCLUDED AND DISCLAIMED. IT IS EXPRESSLY AGREED THAT ALPHA LYRACOM'S SOLE OBLIGATION AND CUSTOMER'S EXCLUSIVE REMEDIES FOR ANY CAUSE WHATSOEVER ARISING OUT OF OR RELATING TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY ARE LIMITED TO THOSE SET FORTH IN
SECTION 5 (OUTAGE CREDITS) AND SECTION 8 (TERMINATION OF AGREEMENT) HEREOF, AND ALL OTHER REMEDIES OF ANY KIND ARE EXPRESSLY EXCLUDED. In no event shall Alpha Lyracom be liable for any incidental or consequential damages or loss of revenues, whether foreseeable or not, occasioned by any defect in the Alpha Lyracom-Provided Facilities, or the provision of Service thereon, any delay in the provision of Service to Customer any failure of Alpha Lyracom to provide Service, or any other cause whatsoever. Alpha Lyracom makes no warranty, express or implied, to any person or entity concerning the Alpha Lyracom-Provided Facilities. Without limiting the generality of the foregoing, Customer, acknowledges and agrees that it shall have no right of recovery for the satisfaction of any cause whatsoever, arising out of or relating to this Agreement and/or the transactions contemplated hereby, against any and all members of the Alpha Lyracom Group, other than Alpha Lyracom itself.

                                      A4

        12. INDEMNIFICATION. Customer shall defend and indemnify any and all members of the Alpha Lyracom Group from any claims, liabilities, losses, costs, or damages, including attorney's fees and costs, arising out of the provision of Service from, or Customer's use of, the Alpha Lyracom-Provided Facilities, that (a) is caused by the fault or negligence of Customer, (b) arises under a warranty, representation, or statement by Customer, to any third party in connection with transmissions over the Alpha Lyracom-Provided Facilities, or
(c) arises out of libel, slander, infringement of copyright, infringement of patents, breach in the privacy or security of transmissions, changes in facilities, operations or procedures, or from the furnishing of facilities or capacity hereunder.

        13. ASSIGNMENT. Customer agrees that Alpha Lyracom may Assign all or any part of Alpha Lyracom's right, title and interest in, the Alpha Lyracom-Provided Facilities or this Agreement and any or all sums due or to become due pursuant to this Agreement to an Assignee for any reason. Customer agrees that upon receipt of written notice from Alpha Lyracom of such Assignment, Customer shall perform all of its obligations hereunder directly for the benefit of the Assignee and shall pay all sums due or to become due hereunder directly to the Assignee, if so directed. Upon receipt of notice of such Assignment, Customer agrees to execute and deliver to Alpha Lyracom such documentation as Assignee may reasonably require. Customer may not assign its right to Service, or the rights and obligations set forth herein with respect thereto, to any third party, without Alpha Lyracom's written consent, not to be unreasonably withheld. Subject to all the provisions concerning Assignments, above, this Agreement shall be binding on and shall inure to the benefit of any successors and assigns of the parties, provided that no Assignment shall relieve either party hereto of its obligations to the other party. Any purported assignment by either party not in compliance with the provisions of this Agreement shall be null and void.

        14. LATE PAYMENT. Any payment due from Customer to Alpha Lyracom that is not received by Alpha Lyracom on the date that it is due shall be subject to a delinquency charge (liquidated damages) at the rate of 1.5 percent per month (or the highest rate allowed by law, if such rate is less than the foregoing) on such overdue amount from the due date until it is actually received by Alpha Lyracom. Customer acknowledges that such delinquency charge is reasonable under all the circumstances existing as of the date hereof. Acceptance by Alpha Lyracom of any late payment or delinquency charge shall in no event constitute a waiver by Alpha Lyracom of Customer default, nor shall such acceptance prevent Alpha Lyracom from exercising any or all other rights or remedies that it may have.

                                    A5

        15. APPLICABLE LAW AND ENTIRE AGREEMENT. The existence, validity, construction, operation and effect of this Agreement shall be determined in accordance with and be governed by the laws of the State of Connecticut, U.S.A. Customer agrees that any action or proceeding arising out of this agreement shall be brought and maintained in Connecticut, and hereby consents to the jurisdiction of courts located in Connecticut. This Agreement constitutes the entire Agreement between the parties, is intended as the complete and exclusive statement of the terms of the agreement between the parties, and supersedes all previous understandings, commitments or representations concerning its subject matter. Each party acknowledges that the other party has not made any representations other than those which are contained herein. This Agreement may not be amended or modified in any way, and none of its provisions may be waived, except by a writing signed by an authorized officer of the party against whom the amendment, modification or waiver is sought to be enforced.

        16. SEVERABILITY. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any statute, law, ordinance, order or regulation, such statute, law, ordinance, order or regulation shall prevail; PROVIDED, HOWEVER, that in such event the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to permit compliance with the minimum legal requirement, and no other provisions of this Agreement shall be affected thereby and all other such provisions shall continue in full force and effect.

        17. TAXES AND OTHER CHARGES. Customer is solely responsible for any taxes, charges, levies, or duties which may be asserted by any local, state, national, public or quasi-public governmental entity in Colombia as a result of the Service provided to Customer and/or Customer's use of said Service.

        18. DOCUMENTS. Each party hereto agrees to execute, and, if necessary, to file with the appropriate governmental entities and international organizations, such documents as the other party hereto shall reasonably request in order to carry out the purposes of this Agreement.

        19. GENERAL NOTICES. All notices and other communications from either party to the other, except as otherwise expressly provided shall be in writing and, shall be deemed received upon actual delivery or completed facsimile addressed to the other party as follows:

                                A6

        To Alpha Lyracom at:   One Pickwick Plaza
                               Greenwich, Connecticut 06830
                               Attention: General Counsel
                               Facsimile: 203/622/9163

        To Customer at:






Each party will advise the other of any change in the address, designated representative or telephone or facsimile number.

        21. NO THIRD PARTY BENEFICIARY. The provisions of this Agreement are for the benefit only of the parties hereto, and no third party, other than Pan American Satellite, may seek to enforce or benefit from those provisions, except that both parties acknowledge and agree that the Operational Requirements are intended for the benefit of both Alpha Lyracom and all other Transponder owners, lessees, customers or any of their respective assignees, and that the provisions of Sections 11 and 12 ("Limitation of Liability" and "Indemnification") hereof are intended for the benefit of the Alpha Lyracom Group and any and all members thereof.

        22. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument.

11/21/91
                                                                 APPENDIX B

              SERVICE SPECIFICATIONS AND OPERATIONAL REQUIREMENTS
       APPLICABLE TO ALPHA LYRACOM'S C-BAND DIGITAL TRANSMISSION SERVICE
                                  (NORTH BEAM)

1.0  SERVICE SPECIFICATIONS

Alpha Lyracom's North Beam digital transmission service will provide sufficient satellite bandwidth and EIRP to yield a minimum clear-sky Bit-Error-Rate (BER) of 10-8, and a minimum annual satellite link availability of 89.6% (relative to a threshold BER of 10-6), when the earth station facilities meet the requirements set forth in this document.

2.0  CARRIER TRANSMISSION PARAMETERS

2.1  REFERENCE PARAMETERS

While the user of Alpha Lyracom's digital transmission service may, subject to Alpha Lyracom's consent (see 2.2 below), select virtually any digital carrier type which best meets its unique requirements, a set of reference transmission parameters has been established for the purpose of specifying system performance. Unless otherwise specified in the service agreement between Alpha Lyracom and Alpha Lyracom's customer, the reference parameters set forth below and in Table 1 for the applicable Kbps promised shall be controlling.

Table 1 lists the reference transmission parameters for a wide variety of digital carrier types, ranging in size from 55 kbps to 8.448 Mbps. These reference parameters are based on the following:

     (1)  QPSK modulation with Rate 1/2 FEC is assumed for all carrier sizes;

     (2) for bit rates lower than 1.544 Mbps, the use of sequential decoding is assumed; for higher bit rates, either sequential or Viterbi decoding is assumed:

     (3) the occupied bandwidth is assumed to be 0.6 times the transmission rate;

     (4) the allocated bandwidth is assumed to be 0.7 times the transmission rate, rounded up to the nearest multiple of 25 kHz;

     (5)  the carrier spacing is a multiple of 25kHz.

2.2  TRANSMISSION ALTERNATIVES

Carrier sizes other than those listed in Table 1 may be permitted, subject to review and approval by Alpha Lyracom: The service charges for such carriers will be determined on a case-by-case basis, taking into account the satellite resources required (bandwidth and satellite EIRP), relative to the requirements of the reference carriers.

In some circumstances, generally when very large earth stations are employed, an increase in satellite transponder capacity can be achieved by the use of Rate 3/4 FEC rather than Rate 1/2. Under such

                                      -B2-


circumstances. Rate 3/4 FEC may be allowed subject to Alpha Lyracom's consent, and an appropriate modification made to the service charge.

BPSK modulation may also be employed. In conjunction with either Rate 3/4 or Rate 1/2 FEC, subject to Alpha Lyracom approval. The service charges for such carriers will be established on a case-by-case basis taking into account their relative use of transponder bandwidth and EIRP.

3.0     SPACECRAFT PERFORMANCE CHARACTERISTICS

The PAS-1 satellite is positioned at 45 degrees West Longitude. North Beam digital service is provided in transponder 9 and 18. Transponder 9 operates on the uplink over the frequency range 6027-to-6063 MHz and on the downlink over the frequency range 3802-to-3838 MHz. Transponder 18 operates on the uplink over the frequency range 6349-to-6421 MHz and on the downlink over the frequency range 4124-to-4196 MHz. Earth stations must be capable of operation over the full operating bandwidth of both transponder 9 and 18.

C-band carriers transmitted to the satellite via the North Uplink beam must be horizontally polarized. Carriers received from the North Downlink beam are also horizontally polarized.

The satellite communications subsystem translates uplink frequencies in the 6 DHz band to downlink frequencies in the 4 GHz band by a net frequency translation of 2225 MHz. The net frequency translation error of the satellite transponder is expected to be less than +/-5 kHz over a one month period and no more than +/ 10 kHz over the lifetime of the satellite.

Time delay variations of the received signal are caused by the normal diurnal motion of the satellite and by longitudinal drift. The maximum transmission delay variation due to satellite motion is expected to be 0.6 milliseconds (peak-to-peak, uplink plus downlink).

4.0     EARTH STATION REQUIREMENTS

4.1     EIRP

The required earth station Equivalent Isotropic Radiated Power (EIRP) per carrier is a function of the following:

        (1)     the satellite receiver sensitivity (G/T).

        (2)     the outage margin provided.

        (3) the location of the transmit and receive earth stations within the uplink and downlink beams, and.

        (4) the loading of the transponder (i.e., the number, type and frequency assignment of the various carriers within the transponder).


Earth stations within the reference uplink gain contour shown in Figure 1 must be capable of transmitting the maximum clear sky uplink EIRP levels given in Table 2. The actual uplink EIRP for a given earth station and carrier type will be established by Alpha Lyracom in consultation with the user. In general, the actual operating EIRP for most earth station locations will be 2-to-4 dB lower than the values listed in Table 2.

                                      -B3-

Unless otherwise agreed by Alpha Lyracom in customer's service agreement, earth stations that lie outside of the reference uplink contour must be capable of transmitting maximum carrier EIRPs greater than those shown in Table 2. The required maximum carrier EIRPs for earth stations which lie outside of the reference uplink contour will be determined by Alpha Lyracom on a case-by-case basis.

In determining the HPA size for a given earth station, it is necessary not only for the user's earth station to meet the maximum EIRP requirements for each carrier transmitted but also to meet the emission constraints set forth in
Section 4.6. If a given earth station is to transmit more than one carrier the HPA may have to operate at an output backoff of several dB in order to meet the emission constraints and must be sized accordingly.

4.2  MINIMUM EARTH STATION G/T

Unless otherwise agreed by Alpha Lyracom in the customer's service agreement, Earth Stations which lie within the downlink reference contour shown in Figure 2 must have a minimum G/T of 19.7 dB/K (@ 3950 MHz) in order for the service specifications given in Section 1.0 to be achieved.

Earth stations which lie outside of the downlink reference contour generally must have a G/T higher than 19.7 dB/K. The required G/T for earth stations which lie outside of the downlink reference contour will be determined by Alpha Lyracom on a case-by-case basis.

4.3  ANTENNA SIDELOBES

The transmit pattern of the antenna shall be such that the gain of 90 percent of the sidelobe peaks does not exceed an envelope described by:

     G < = 29-25 log   (theta) dBi,  1 degree     < theta < = 7 degree
                    10
     G < = 8 dBi,                    7 degree     < theta < = 9.2 degree
     G < = 32-25 log   (theta) dBi,  9.2 degree   < theta < = 48 degree
                    10
     G < = -10 dBi,                                 theta >   48 degree

where G is the gain of the sidelobe envelope, relative to an isotropic antenna, in the direction of the geostationary orbit and theta is the angle in degrees between the main beam axis and the direction considered.

While not mandatory, it is recommended that the receive sidelobes also conform to the envelope described above for the transmit sidelobes. As a minimum, however, the receive sidelobes must satisfy the envelope defined by:

     G = 30-25 log(theta) dBi

where G and theta are as previously defined.

4.4  TRANSMIT AND RECEIVE POLARIZATION

C-band earth stations used for Alpha Lyracom digital transmission service must operate on the horizontal polarization for both transmit and receive if they are accessing North beam transponders.

The cross-pol isolation on the uplink must be 30 dB or greater. The cross-pol isolation on the downlink must also be 30 dB or greater.

                                      -B4-

4.5  MODEM REQUIREMENTS

Achievement of the service specifications given in Section 1.0 is predicated on the use of a modem that operates at a BER of 10-8 or better (in the presence of multiple, adjacent, equal amplitude carriers), when the C/N in the occupied carrier bandwidth is equal to or greater than the C/N listed in column 5 of Table 1. The modem must also provide a BER of 10-6 or better when the C/N in the occupied bandwidth is equal to or greater than the C/N listed in column 6 of Table 1.

Scrambling must also be provided by the modem to ensure that a uniform spectral spreading is applied to the transmitted carrier at all times. A data scrambler built in accordance with CCITT Rec V.35, or a functionally equivalent unit with similar spectrum spreading characteristics, must be employed.

4.6  EMISSION CONSTRAINTS

The EIRP density of intermodulation products resulting from multicarrier operation of the earth station wideband RF equipment must not exceed 4 dBW/4 kHz within the frequency range 5925 to 6425 GHz.

The EIRP outside of the bandwidth assigned to Alpha Lyracom's digital services resulting from spurious tones, bands of noise, and all other unwanted signals (with the exception of multicarrier intermodulation products) must not exceed 4 dBW in any 4 kHz band within frequency range 5925 to 6425 GHz.

Spurious products falling in any 4 kHz band within the transponders allocated to Alpha Lyracom's digital service, must be at least 40 dB below the transmitted carrier level for carriers whose information rate is less than or equal to
2.048 Mbits/sec, and 50 dB below the transmitted carrier level for carriers having information rates greater than 2.048 Mbits/sec.

The EIRP density in the frequency range 0.35R to 0.5R Hz away from the nominal carrier center frequency must be at least 16 dB below the peak EIRP density, measured in a 4 kHz band, where R is the transmission rate into the QPSK modulator (i.e., after FEC coding has been applied). The EIRP density outside of the allocated bandwidth of the carrier which results from spectral regrowth due to earth station non-linearities shall be at least 26 dB below the main carrier spectral density measured in a 4 kHz band.

4.7  HPA REQUIREMENTS

In determining the HPA size for a given earth station, it is necessary not only to meet the maximum EIRP requirements for each carrier transmitted, as given in
Section 4.1, but also to satisfy the emission constraints set forth in Section
4.6. If a given earth station is to transmit more than one carrier the HPA may have to operate at an output backoff of several dB in order to meet the emission constraints and must be sized accordingly.

4.8  GROUP DELAY COMPENSATION

In general, the group delay characteristics of the PAS-1 satellite are such that it will not be necessary to use equalizers in the earth station transmit chain except, possibly, for carriers whose occupied bandwidth is greater than
2.5 MHz. Additional information is available upon request with regard to group delay characteristics, channel gain flatness, and amplitude linearity.

4.9  CARRIER FREQUENCY ASSIGNMENTS

The initial assigned center frequency for each carrier will be determined by Alpha Lyracom in consultation with the user. It may on occasion, however, be necessary to change carrier frequency assignments in order

                                     - B5 -

to make efficient use of transponders providing digital service. Accordingly, earth stations must be designed in such a way that changes in transmit and receive frequency can be made expeditiously. If required, in order to meet this requirement, it is recommended that earth station modems be equipped with frequency synthesizers that provide independent transmit and receive frequency agility, in steps of 25 kHz, over a full 38 MHz.

4.10  GENERAL DESIGN CONSIDERATIONS

When a given earth station is to transmit multiple digital carriers, consideration should be given to the use of an antenna larger than 3.5 meters in order to minimize the HPA power requirement. It may also be necessary to use a larger than minimum size antenna in order to meet the G/T specification, if the earth station is located outside of the downlink reference gain contour given in Figure 2.

Although the design of the earth station is the sole responsibility of the user, to avoid service problems, Alpha Lyracom's customers are encouraged to consult with Alpha Lyracom. In advance of selecting equipment, to ensure that their selection of the optimum antenna and HPA size are in compliance with the requirements set forth herein.

5.0  TRANSMISSION REQUIREMENTS

In order to ensure that the transmissions of a given earth station do not interfere with the transmissions of other earth stations utilizing the PAS-1 satellite, or adjacent satellites, it is necessary that certain operational requirements be met. Specifically, users of Alpha Lyracom's digital transmission services must observe the following:

     (1) The EIRP in the direction of the satellite must be maintained to within +/- 1.5 dB of the value specified by Alpha Lyracom, except under adverse weather conditions. This EIRP tolerance limit includes all earth station factors which affect EIRP variation, including HPA output power level stability and antenna pointing errors.

     (2) The center frequency of all transmitted carriers must be maintained to within +/- 0.025 R Hz (up to a maximum of +/1 10 kHz) of the value assigned by Alpha Lyracom. [Note - The transmission rate (R) is defined as the bit rate entering the QPSK modulator. i.e., it is the information rate plus overhead multiplied by the inverse of the FEC code rate.]

     (3) The frequency stability of the earth station receive chain must be consistent with the frequency acquisition and tracking capabilities of the demodulator. As a minimum it is recommended that the short term (24 hour) receive chain stability be less than +/- 2 kHz and the long term stability (7 day) be less than +/- 10 kHz.

     (4) Any earth station transmitting to the PAS-1 satellite must be under the active control of the user. Specifically, the user must provide a means for immediate cessation of transmission in the event that notification is received from Alpha Lyracom that such a step is necessary to avoid harmful interference to other users or other satellite systems.

5.0  CARRIER LINE-UP and IN-SERVICE MONITORING

Facilities must be provided by the user to measure the link parameters and transmission characteristics during initial carrier line-up. In addition, in-service monitoring by the user of the carrier EIRP and the received BER is required.

                                     - B6 -

In order to perform initial carrier line-up the user must provide a means to measure and adjust the transmitted carrier level. This requirement can be satisfied if a directional coupler of known coupling factor is placed between the HPA output and the antenna feed input so as to permit accurate carrier power measurements to be performed. Means must also be provided by the user to allow the transmitted power level to be adjusted to an accuracy of +/- 0.5 dB, over the range 0 to minus 15 dB of the maximum EIRP specified in Table 2.

During initial carrier line-up it is also necessary for the user to be able to measure the Eb/No of the received carrier, either with a spectrum analyzer or through a filter of known bandwidth, and to perform bit-error-rate measurements using a pseudo-random test pattern.

During normal in-service operation, the user must monitor the carrier EIRP and the BER. The letter requirement can be satisfied through the use of the BER monitoring facility built into most digital modems.

7.0  NETWORK INTERFACE CONSIDERATIONS

If carriers transmitted via Alpha Lyracom's digital transmission service are to be interfaced with a synchronous data network or other synchronous equipment, it may be necessary for the user to equip the receive station with elastic buffer storage facilities (or their equivalent) to allow for time delay variations caused by satellite motion. The amount of storage necessary is a function of the carrier transmission rate, the maximum diurnal satellite motion, and the longitudinal drift rate. The maximum delay variation due to satellite motion is given in Section 3.0.

Data encryption may be employed by the user, provided that the basic transmission characteristics of the carrier are not affected (i.e., provided that the emission constraints set forth in Section 4.6 are satisfied).

While users are free to utilize any digital modem that meets the basic performance requirements outlined in this document, it is the users responsibility to ensure that the modems used on BOTH ends of a given link are compatible, and that the network interface requirements for the users particular application are satisfied.

8.0  ADDITIONAL CONTRACTUAL REQUIREMENTS WITH RESPECT TO THE UPLINK

8.1  NON-INTERFERENCE RESTRICTIONS

Customer's radio transmissions to and from the Satellite shall comply with all applicable governmental laws, rules and regulations. Customer will follow established practices and procedures for frequency coordination and will not use the Service Transponder, or any portion thereof, in a manner which would or might, under standard engineering practice, interfere with the use of any other Transponder, the Satellite, or any other satellite or transponder on such satellite, or cause physical harm to the Service Transponder, any other Transponder, the Satellite, or any other in-orbit satellite or transponder on such satellite.

8.2  CUSTOMER'S TRANSMITTING STATIONS

Customer will configure, equip and operate its transmit facilities so that the interface of these facilities, in space, with the Satellite shall conform to the characteristics and technical parameters of the Satellite. Customer will follow Alpha Lyracom's procedures for initiating or terminating any transmission to the Satellite. Customer will operate all transmit facilities in a manner that allows for cessation of, and will cease transmission immediately upon receiving telephone or telecopy notice from Alpha Lyracom. Customer will

                                     - B7 -

furnish information on a continuing basis as required by Alpha Lyracom to prepare for, initiate, provide, maintain and immediately discontinue the use of the Service upon notice by Alpha Lyracom.

Alpha Lyracom shall have the right, but not the obligation, to inspect any Customer transmit facilities, together with associated facilities and equipment. Alpha Lyracom will use its reasonable best efforts to schedule such inspections to minimize the disruption of the operation of such facilities, and Customer shall make such facilities available for inspection at all reasonable times. Customer shall, upon Alpha Lyracom's request, provide a measured proof that any such Customer transmit facility meets or exceeds the sidelobe envelope described in Section 4.3, above.

8.3  INTERFERENCE AND PREEMPTION NOTICES

Customer shall maintain, at each Customer transmit facility, and shall provide Alpha Lyracom with, a telephone number that is continuously staffed, at all times during which Customer is transmitting or receiving signals to or from the Satellite, and an automatic telecopy number that shall be maintained in operation and capable of receiving messages from Alpha Lyracom, at all times. Said telephone and telecopy shall be maintained for the purpose of receiving notices from Alpha Lyracom regarding interference or other problems arising out of the provision of Service on, or Customer's or any Assignee's use of, the Service Transponder, including, without limitation, any decision by Alpha Lyracom to preempt or interrupt Service to Customer pursuant to the Agreement. It is mandatory that the person who receives such messages has the technical capability and absolute authority to immediately terminate or modify the transmission if notified by Alpha Lyracom pursuant to the foregoing. All such notices shall be effective upon the placement of a telephone call or transmission of a telecopier message by Alpha Lyracom to Customer. If, for any reason, Customer's telephone is not answered and its telecopier is incapable of receiving transmission, Alpha Lyracom's notice shall be deemed to have occurred at the time it attempts to place a telephone call or transmit a telecopier message to Customer. Alpha Lyracom shall promptly confirm telephone notices in writing.

                                    Table 1
             REFERENCE TRANSMISSION PARAMETERS FOR ALPHA LYRACOM'S
                NORTH BEAM DIGITAL TRANSMISSION SERVICE CARRIERS


Information    Transmission    Occupied     Allocated   Carrier-to-Noise Ratio
   Rate            Rate        Bandwidth    Bandwidth   ----------------------
- -----------    ------------    ---------    ---------   (BER=10-8)   (BER=10-6)
(bits/sec)      (bits/sec)       (Hz)         (Hz)         (dB)         (dB)

  56 k            112 k          67.2 k       100 k        5.3          4.8

  64 k            128 k          76.8 k       100 k        5.3          4.8

  128 k           256 k          153.6 k      200 k        5.4          4.9

  256 k           512 k          307.2 k      375 k        5.5          5.0

  384 k           768 k          460.8 k      550 k        5.5          5.0

  512 k           1.024 M        614.4 k      725 M        5.5          5.0

  1.544 M         3.088 M        1.853 M      2.175 M      6.1          5.7

  2.048 M         4.096 M        2.458 M      2.876 M      6.1          5.7

  4.096 M         8.192 M        4.915 M      5.750 M      6.1          5.7

  5.312 M         12.624 M       7.574 M      8.850 M      6.1          5.7

  8.448 M         16.896 M       10.138 M     11.850 M     6.1          5.7


       Table 2-MAXIMUM EARTH STATION EIRP FOR ALPHA LYRACOM'S NORTH BEAM
                     DIGITAL TRANSMISSION SERVICE CARRIERS


Information                     EIRP
   Rate                         ----
- -----------                    (dBW)
(bits/sec)

     56 k                       47.6

     64 k                       48.2

    128 k                       51.3

    256 k                       54.4

    384 k                       56.1

    512 k                       57.4

  1.544 M                       62.8

  2.048 M                       64.0

  4.096 M                       67.0

  6.312 M                       68.9

  8.448 M                       70.2

                                    FIGURE 2

                        NORTH BEAM DOWNLINK GAIN CONTOUR
                        --------------------------------
                                 ALPHA LYRACOM
                              SPACE COMMUNICATION
                        ENGINEERING AND OPERATIONS GROUP

                                    FIGURE 1

                         NORTH BEAM UPLINK GAIN CONTOUR
                        --------------------------------
                                 ALPHA LYRACOM
                              SPACE COMMUNICATION
                        ENGINEERING AND OPERATIONS GROUP

                                                                   APPENDIX C

                 U.S. FEDERAL COMMUNICATIONS COMMISSION ("FCC")
                        SEPARATE SYSTEMS REQUIREMENTS(1)

     Customer represents and warrants to, and agrees with, Alpha Lyracom that with respect to any PAS-1 satellite communications between the United States and any other country (a "U.S.-Connecting Country"):

     1. NO INTERCONNECTION WITH THE PUBLIC-SWITCHED NETWORK. Customer shall not, and it shall not permit any of its customers to, interconnect Service to any public switched message network within the United States or any U.S.-Connecting Country (the "PSN Restriction"). Any violation of the PSN Restriction shall entitle Alpha Lyracom immediately to terminate Service to Customer and any or all of its customers. In addition, any and all of Customer's tariffs, other published terms and conditions of service, or agreements, written or oral, that it may have with its customers, as applicable, under which it provides Service to its customers, shall give Customer and/or Alpha Lyracom the right immediately to terminate service to Customer's customers in the event of any violation of the PSN Restriction. Alpha Lyracom shall be considered to be, and shall expressly be made, a third-party beneficiary of such tariffs, terms and conditions, or agreements for purposes of enforcing the provisions of the preceding sentence.

     2. COMPLIANCE BY CARRIERS AND OTHERS. In the event Customer provides Service to its customers pursuant to a U.S. common carrier authorization, it acknowledges and agrees that such authorizations shall be conditioned upon its compliance with the PSN Restriction. In the event Customer provides Service to its customers pursuant to enhanced service provider or shared use agreements, such agreements shall: (i) be in writing; (ii) contain explicit language requiring compliance with the PSN Restriction; and (iii) be filed by Customer with the FCC.

     3. PBX INTERCONNECTION. Customer shall not, and it shall not permit any of its customers to, interconnect Service to a PBX or similar telephone switch equipment.(2)

     4. ALPHA LYRACOM RIGHT OF INSPECTION. Alpha Lyracom shall have the right to inspect Customer's facilities to insure compliance with the PSN Restrictions, subject to national security requirements.

     5. MINIMUM ONE-YEAR TERM. Customer's tariffs, other published terms and conditions of service, and/or agreements with its customers, governing their receipt of Service, shall have a minimum term of one year.

     6. CUSTOMER ENFORCEMENT. Customer shall use its reasonable best efforts to enforce all of the foregoing with respect to all of its customers. To the extent that Alpha Lyracom may permit Customer to permit its customers to provide Service to their customers, Customer shall require its customers to impose all of the foregoing requirements on their customers.

     ----------------------------
          (1) Alpha Lyracom is required by the FCC to impose and enforce these restrictions. Alpha Lyracom is actively seeking the elimination of these restrictions and, to the extent that Alpha Lyracom is successful in having these restrictions eliminated or reduced, any applicable elimination or reduction shall apply.

          (2) Under certain additional restrictions that prevent interconnec-tion to the public-switched message networks, PBX interconnection may be permitted. If such PBX Interconnection is desired, additional information should be requested from Alpha Lyracom. No such PBX Interconnection shall be permitted without Alpha Lyracom's express written consent and applicable legal compliance.

                                                                   APPENDIX D

                                  DEFINITIONS

     As used in this Agreement, the following capitalized terms have the following meanings:

     "ALPHA LYRACOM GROUP" means any or all of the following: Alpha Lyracom, Pan American Satellite, any and all suppliers of services or equipment thereto, and all affiliates of such successors, and all officers, directors, employees and agents of any of the foregoing entities;

     "ALPHA LYRACOM-PROVIDED FACILITIES" means the Satellite, the Service Transponder and any facilities to be provided by Alpha Lyracom for a terrestrial extension of Service.

     "ASSIGN" means to grant, sell, assign, encumber, otherwise convey, license, lease, sublease or permit the utilization of, directly or indirectly, in whole or in part. An "ASSIGNEE," means the recipient of an "ASSIGNMENT," pursuant to the foregoing sentence;

     Failure of Service on a "CONFIRMED BASIS" means if, after the Service Date, Alpha Lyracom fails to furnish Service meeting Service Specifications for a cumulative period of twelve (12) hours during any consecutive 30-day period. Any failure of Service shall be measured commencing from the later to occur of
(i) Customer's cessation of use of the Service and (ii) notice from Customer to Alpha Lyracom of such failure. Any such failure shall be deemed to have ended upon the earlier to occur of (i) Customer's resumption of the use of the Service and (ii) notice from Alpha Lyracom to Customer that Service is capable of meeting the Service Specifications;

     "CONFIRMED OUTAGE" means a failure of Service to meet the Service Specifications for a continuing and uninterrupted period of four hours or more. Any such failure shall be measured commencing from the later to occur of (i) Customer's cessation of use of the Service and (ii) notice from Customer to Alpha Lyracom of such failure. Any such failure shall be deemed to have ended upon the earlier to occur of (i) Customer's resumption of the use of the Service and (ii) notice from Alpha Lyracom to Customer that Service is capable of meeting the Service Specifications;

     "CUSTOMER-PROVIDED FACILITIES" means all facilities necessary to the provision, receipt, or use of the Service other than those facilities expressly defined as Alpha Lyracom-Provided Facilities;

     "DOMESTIC DATA SPACE SEGMENT SERVICE" means space segment satellite reception and retransmission service supplied in outerspace by Alpha Lyracom for two-way private line voice and data communications, primarily within Colombia.

     "FCC" means the United States Federal Communications Commission and any successor agency thereto;

     "OPERATIONAL REQUIREMENTS" means the requirements set forth in Appendix B;

     "PAN AMERICAN SATELLITE" means a sole proprietorship which owns the Satellite (Alpha Lyracom is the exclusive managing agent for Pan American Satellite with respect to services to be offered from the Satellite);

     "SATELLITE" or "PAS-1" means that certain communications satellite of the GE astro Space 3000 series type, owned by and licensed to Pan American Satellite and launched on June 15, 1988;

     "SEPARATE SYSTEMS REQUIREMENTS" means the requirements set forth in Appendix C;

     "SERVICE TRANSPONDER" means the Transponder, to be designated by Alpha Lyracom, from which Service shall initially be provided to Customer. In order to coordinate the provision of Service to Customer with the provision of Service to other customers on the Satellite, the Service Transponder used to provide Service may be changed, from time to time, on notice from Alpha Lyracom to Customer;

     "SPARE EQUIPMENT" means certain spare equipment capacity in the event of failure of a Transponder. This Spare Equipment consists of the following;

     1. For C-Band narrowband Transponders (Transponder Nos. 1 through 12): one spare SSPA (solid-state-power-amplifier) backing up the six vertically polarized SSPAs and one spare SSPA backing up the six horizontally polarized SSPAs.

     2. For C-Band wideband Transponders (Transponder Nos. 13 through 18): one spare TWTA (traveling-wave-tube amplifier) backing up the three vertically polarized TWTAs and one TWTA backing up the three horizontally polarized TWTAs.

     3. For Ku-Band Transponders (Transponder Nos. 19 through 24): one spare TWTA backing up the six TWTAs.

     "TRANSPONDER" means any transponder on the Satellite.

                                                                     APPENDIX E

                    GUARANTEE OF MONTHLY SERVICE FEE PAYMENT





By the execution hereof, Invertel, S.A., a company organized and existing under the laws of Argentina, does hereby unconditionally guarantee to Alpha Lyracom, its successors and assigns, the prompt payment of the Monthly Service Fees due and payable by Resis to Alpha Lyracom under paragraph 5 of the Agreement.


Dated as of the day and year first above written.


                     By:__________________________________

                     Name:________________________________

                     Title:_______________________________

              AMENDMENT TO INTERNATIONAL DIGITAL SERVICE AGREEMENT

        THIS AMENDMENT (this "Amendment") is made and entered into as of the 23rd day of April, 1993, by and between PanAmSat, L.P. (Limited Partnership), a Delaware limited partnership, ("PanAmSat") and Resis, S.A., organized and existing under the laws of Argentina ("Customer").

        WHEREAS, Alpha Lyracom Space Communications, Inc. ("Alpha Lyracom") and Customer entered into that certain "Domestic Data Service Agreement", on the 7th day of April, 1992 (the "Agreement").

        WHEREAS, the Agreement was assigned by Alpha Lyracom to PanAmSat as of October 31, 1992.

        WHEREAS, the parties desire to amend the Agreement in certain respects to include the provision of 5 MHz of PAS-1 Latin Beam capacity to the existing
7.9 MHz of existing PAS-1 North Beam capacity being provided under the Agreement and other related changes to the Agreement as set forth below.

        NOW, THEREFORE, in consideration of the above and other good and valuable consideration acknowledged by the parties to have been given, the parties mutually agree to amend the Agreement as follows:

1. All capitalized terms used in this Amendment, unless otherwise defined, have the meanings ascribed to them in the Agreement.

2. In addition to the Service provided pursuant to the Agreement (7.9 MHz of PAS-1 North Beam capacity), 5 MHz of PAS-1 Latin Beam capacity shall be provided, in accordance with the Service Specifications set forth in Appendix F and the Transmission Parameters set forth in Table 3 attached hereto (the "Additional Services"). Such Additional Services shall commence on April 23, 1993 and continue through end on the Service Term.

3.  Hereafter, for the remainder of the Service Term, the Monthly Service Fee
    shall be increased by [                                         ]*

4.  An additional deposit of [      ]* shall be due on or before execution of
    this Amendment (the "Additional Deposit") and shall be applied to the last month's Service Fee.

5. Customer may utilize the Additional Service for itself or its subsidiaries or may resell service in modulated bit rates only for the provision of value added services to its end-user customers. Customer shall not resell unmodulated capacity (i.e. bandwidth only) provided by PanAmSat under the Agreement to any third party.


* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

6. The Service Fees set forth in the Agreement are space segment fees based on bandwidth limited rather than power limited capacity. In the event Customer requires incremental additions to its satellite resource whereby the aggregate satellite resource becomes power limited, PanAmSat will analyze Customer's frequency plan to assess the additional service charges associated to each individual carrier, if any. Such analysis will be performed on a case-by-case basis to determine the appropriate service charges and will, subject to availability, take into account the satellite resources required (Bandwidth and Satellite EIRP) relative to the requirements of the referenced carriers. PanAmSat shall determine, in its sole judgment, the actual satellite utilization in the event this procedure is deemed necessary.

7. A transmission plan for the Additional Services shall be provided by Customer on or before execution of the Amendment.


All of the terms and conditions of the Agreement shall continue to apply, with the exception of those provisions that are directly in conflict with the terms and conditions of this Amendment. At the request of either party, the parties shall cooperate with each other to prepare and execute a conformed copy of the Agreement to reflect the changes made herein.

        EACH OF THE UNDERSIGNED PARTIES has duly executed this Amendment as of the day and year first above written.

PANAMSAT, L.P.                            RESIS, S.A.
(Limited Partnership), by
PANAMSAT, INC., General Partner


By:                                       By: /s/ Guillermo Pardo
   -------------------------------           --------------------------------

Name:                                     Name:

Title:                                    Title:

              AMENDMENT TO INTERNATIONAL DIGITAL SERVICE AGREEMENT

        THIS AMENDMENT (this "Amendment") is made and entered into as of the 28th day of October, 1993, by and between PanAmSat, L.P. (Limited Partnership), a Delaware limited partnership, ("PanAmSat") and Resis, S.A., organized and existing under the laws of Argentina ("Customer").

        WHEREAS, Alpha Lyracom Space Communications, Inc. ("Alpha Lyracom") and Customer entered into that certain "Domestic Data Service Agreement", on the 7th day of April, 1992, as amended (the "Agreement"),

        WHEREAS, the Agreement was assigned by Alpha Lyracom to PanAmSat as of October 31, 1992,

        WHEREAS, the parties desire to amend the Agreement in certain respects to include the provision of an additional 4.5 MHz of PAS-1 North Beam capacity to the existing 7.9 MHz of existing PAS-1 North Beam capacity being provided under the Agreement and other related changes to the Agreement as set forth below.

        NOW, THEREFORE, in consideration of the above and other good and valuable consideration acknowledged by the parties to have been given, the parties mutually agree to amend the Agreement as follows:

1. All capitalized terms used in this Amendment, unless otherwise defined, have the meanings ascribed to them in the Agreement.

2. In addition to the Service provided pursuant to the Agreement, 4.5 MHz of North Beam capacity on Transponder 16 of the PAS-1 satellite shall be provided, in accordance with the North Beam Service Specifications set forth in Appendix B of the Agreement and the Transmission Parameters set forth in Table 4 attached hereto (the "Additional North Beam Service"). Such Additional North Beam Service shall commence on November 1, 1993 and continue through end on the Service Term.

3.  Pursuant to Section 2 above, as of November 1, 1993 the Monthly Service Fee
    shall be increased by [                              ]* per month for the
    remainder of the Service Term.

4.  An additional deposit of [      ]* shall be due on or before execution of
    this Amendment (the "Additional Deposit") and shall be applied to the first and last month's Service Fee for the Additional North Beam Service.

5. Customer may utilize the Additional North Beam Service for itself or its subsidiaries or may resell service in modulated hit rates only for the provision of value added services to its end-user customers. Customer shall not resell unmodulated capacity (i.e. bandwidth only) provided by PanAmSat under the Agreement to any third party.


* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

6. The Service and Service Fees set forth in this Amendment are based on bandwidth limited rather than power limited capacity. In no event shall the aggregate satellite resource become power limited.

7. A transmission plan for the Additional North Beam Service shall be provided by Customer immediately upon execution of the Amendment.


All of the terms and conditions of the Agreement shall continue to apply, with the exception of those provisions that are directly in conflict with the terms and conditions of this Amendment. At the request of either party, the parties shall cooperate with each other to prepare and execute a conformed copy of the Agreement to reflect the changes made herein.

    EACH OF THE UNDERSIGNED PARTIES has duly executed this Amendment as of the day and year first above written.

PANAMSAT, L.P.                             RESIS, S.A.
(Limited Partnership), by
PANAMSAT, INC., General Partner



By:                                        By:  /s/ GUILLERMO PARDO
   -------------------------------            ---------------------------------

Name:                                      Name:

Title:                                     Title:

                              PAN AM SAT L.P.
              Additional 4.5 MHz Capacity on the PAS-1 North Beam
                                RESIS S.A.


Transponder Center Frequency (Uplink)          [  ]* MHz

Transponder Center Frequency (Downlink)        [  ]* MHz

Lower Band Edge                                [    ]* Mhz/[   ]* MHz

Upper Band Edge                                [    ]* MHz/[   ]* MHz

Uplink Polarization                             Horizontal

Downlink Polarization                           Horizontal

Total Transponder Bandwidth                    [ ]* MHz

Maximum Available Bandwidth                    [ ]* MHz


                                                  Bogota        Reference
                                                                Contour

Satellite G/T (Note 2)                         [  ]* dB/K      [  ]* dB/K

Aggregate Operating Flux Density (Note 2,3)    [     ]* dBw/m  [     ]* dBw/K

Maximum Available EIRP (Note 2,3)              [   ]* dBw      [   ]* dBw

Nominal Intermodulation Density (Note 2,4)     [   ]* dBw/Hz   [   ]* dBw/Hz

Minimum Co-Channel                             [ ]* dB         [  ]* dB


Notes:

        1) A minimum guard band must be provided at each end of the allocated bandwidth which is equal to 5% of the bandwidth of the carrier adjacent to that band edge.

        2) Reference contour shown on attached Figures 1 & 2.

        3) Powers shown are aggregate across all carriers within bandwidth allocated to Impsat. Aggregate EIRP must not be exceeded & input drive levels will be adjusted accordingly.

        4) Intermod noise density is expected average over allocated bandwidth. Peak density may exceed average by [ ]* dB. Transponder is operated at
        a nominal output backoff of [      ]* dB.


* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

         THIRD AMENDMENT TO INTERNATIONAL DIGITAL SERVICE AGREEMENT

        THIS AMENDMENT (this "Amendment") is made and entered into as of the 28th day of April, 1994, by and between PanAmSat, L.P. (Limited Partnership), a Delaware limited partnership, ("PanAmSat"), and Resis S.A., organized and existing under the laws of Argentina ("Customer").

        WHEREAS, Alpha Lyracom Space Communications, Inc. ("Alpha Lyracom") and Customer entered into that certain "Domestic Data Service Agreement," on the 7th day of April, 1992, as amended on the 23rd day of April, 1993, and on the 28th day of October, 1993 (the "Agreement").

        WHEREAS, the Agreement was assigned by Alpha Lyracom to PanAmSat as of October 31, 1992.

        WHEREAS, the parties desire to amend the Agreement in certain respects to include the provision of an additional 4 MHz of PAS-1 North Beam capacity to the existing 12.4 MHz of PAS-1 North Beam capacity ("Existing North Beam Capacity"), and 5 MHz of Latin Beam capacity, being provided under the Agreement and other related changes to the Agreement as set forth below.

        NOW, THEREFORE, in consideration of the above and other good and valuable consideration acknowledged by the parties to have been given, the parties mutually agree to amend the Agreement as follows:

1. All capitalized terms used in this Amendment, unless otherwise defined, have the meanings ascribed to them in the Agreement.

2. In addition to the Service provided pursuant to the Agreement, 4 MHz of North Beam capacity on Transponder 16 of the PAS-1 satellite shall be provided, in accordance with the North Beam Service Specifications set forth in Appendix B of the Agreement and the Transmission Parameters set forth in Table 5 attached hereto (the "Second Additional North Beam Service"). The Second Additional North Beam Service shall commence on May 1, 1994 and continue until 23:59 Greenwich Mean Time on May 1, 1999 ("Second Additional North Beam Service Term").

3.      Pursuant to Section 2 above, as of May 1, 1994 the Monthly Service Fee
        shall be increased by [                               ]* per month until
        the end of the Second Additional North Beam Service Term, at which time the Second Additional North Beam Service shall end and the Monthly
        Service Fee shall be [      ]* for the remainder of the Service Term of
        the Agreement.

4.      An additional deposit of [      ]* shall be due on or before execution
        of this Amendment (the "Additional Deposit") and shall be applied to the last month's Service Fee for the Second Additional North Beam Service.


* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

5. Customer may utilize the Second Additional North Beam Service for itself or its subsidiaries or may resell service in modulated bit rates only for the provision of value added services to its end-user customers. Customer shall not resell unmodulated capacity (i.e. bandwidth only) provided by PanAmSat under the Agreement to any third party.

6. The Service and Service Fees set forth in this Amendment are based on bandwidth limited rather than power limited capacity. In no event shall the aggregate satellite resource become power limited.

7. A transmission plan for the Second Additional North Beam Service shall be provided by Customer immediately upon execution of the Amendment.

All of the terms and conditions of the Agreement shall continue to apply, with the exception of those provisions that are directly in conflict with the terms and conditions of this Amendment. At the request of either party, the parties shall cooperate with each other to prepare and execute a conformed copy of the Agreement to reflect the changes made herein.

        EACH OF THE UNDERSIGNED PARTIES has duly executed this Amendment as of the day and year first above written.

PANAMSAT, L.P.                             RESIS S.A.
(Limited Partnership), by
PANAMSAT, INC., General Partner



By:  /s/ Frederick A. Landman          By:    /s/ GUILLERMO PARDO
     ------------------------               -------------------------
Name:  Frederick A. Landman            Name:   Guillermo Pardo
Title: President                       Title:

                                    PanAmSat

                            Transmission Parameters
                                      for
                  4.0 MHz Capacity on the PAS-1 18 North Beam

                                  IMPSAT Resis

Transponder Center Frequency (Uplink)                               [   ]* MHz
Assigned Center Frequency (Uplink)                                  [   ]* MHz

Transponder Center Frequency (Downlink)                             [   ]* MHz
Assigned Center Frequency (Downlink)                                [   ]* MHz

Uplink Polarization                                                 Horizontal

Downlink Polarization                                               Horizontal

Total Transponder Bandwidth                                         [   ]* MHz

Maximum Available Bandwidth (Note 1)                                [   ]* MHz



                                                                    -3 dB Ref
                                                    Bogota           Contour

Satellite G/T (Note 2)                           [   ]*  dB/K       [   ]*  dB/K

Aggregate Operating Flux Density (Note 2,3)      [    ]* dBw/m      [    ]* dBw/m

Maximum Available EIRP (Note 2,3)                [    ]* dBw        [    ]* dBw

Nominal Intermodulation Density (Note 2,4)       [    ]* dBw/Hz     [   ]*  dBw/HZ

Minimum Co-Channel C/1                           [    ]* dB         [   ]*  dB


NOTES:  1)  A minimum guard band must be provided at each end of the allocated bandwidth which is equal to 5% of the bandwidth of the carrier adjacent to that band edge.
        2)  Reference contour shown on attached Figures 1&2.
        3) Powers shown are aggregate across all carriers within bandwidth allocated to Impsat. Aggregate EIRP must not be exceeded & input drive levels will be adjusted accordingly.
        4)  Intermod noise density is expected average over allocated bandwidth. Peak density may exceed average by [  ]* dB.
        5)  Transponder is operated at a nominal output backoff of [      ]* dB.


* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

              SECOND AMENDMENT TO DOMESTIC DATA SERVICE AGREEMENT

        THIS AMENDMENT (this "Amendment") is made and entered into as of the 1st day of November, 1994, by and between PanAmSat, L.P. (Limited Partnership) ("PanAmSat") and RESIS S.A. ("Customer").

        WHEREAS, PanAmSat and Customer entered into that certain "Domestic Data Service Agreement" on the 30th day of May, 1991, as amended (the "Agreement"), and

        WHEREAS, Customer desires to provide certain telecommunications services via PanAmSat (as required by the Bolivian PTT, Entel) to its customer utilizing capacity acquired under the Agreement,

        WHEREAS, pursuant to the foregoing, PanAmSat and Customer desire to amend the Agreement in certain respects to reduce, during the term of this Amendment, the amount of capacity provided to Customer by PanAmSat which capacity PanAmSat shall contract with Entel to provide service to Customer's customer.

        NOW, THEREFORE, in consideration of the above and other good and valuable consideration acknowledged by the parties to have been given, the parties mutually agree to amend the Agreement as follows:

1. All capitalized terms used in this Amendment, unless otherwise defined, have the meanings ascribed to them in the Agreement.

2. The Service on the Latin Beam of the PAS-1 Satellite as set forth in the Agreement shall be reduced by one simplex 64 kbps circuit (the "Reduced Capacity"), to a total of 79 full duplex and 1 simplex
        64 kbps channels of capacity (the "Service"), effective November 1, 1994 (the "Effective Date") and shall continue until one year from the Effective Date (the "Reduced Capacity Term").

3. This Amendment shall be effective as of the first date written above and shall expire on the same date as the Reduced Capacity Term, unless sooner.

4. During the Reduced Capacity Term, the Monthly Service Fee for the 79 full duplex and 1 simplex 64 kbps channels of PAS-1 Latin Beam capacity
        shall be decreased by [       ]* per month to a total of [        ]*
        per month.

5. During the Reduced Capacity Term, PanAmSat shall provide such 64 kbps of reacquired capacity to Entel (Bolivia) under separate agreement for the provision of service to Customer's customer (the "Entel Agreement"). In the event the Entel Agreement is terminated for any reason prior to the expiration of the Reduced Capacity Term, this Amendment shall automatically terminate. The matching 64 kbps simplex circuit shall be contracted for between Customer and Entel under separate Agreement.


* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

6. Upon expiration of the Reduced Capacity Term, PanAmSat shall return to Customer 64 kbps simplex channel of Latin Beam capacity, increasing the total PAS-1 Latin Beam capacity provided by PanAmSat to Customer from 79 full duplex and 1 simplex kbps channels to 80 full duplex 64 kbps channels.

7.      Upon expiration or early termination of the Amendment as set forth
        above, the Monthly Service Fee shall return to [        ]* for the
        remaining Service Term of the Agreement.

8.      PanAmSat hereby authorizes Customer to utilize the matching simplex
        64 kbps circuit provided by Customer to Entel under separate agreement (as referenced in Section 4 above) for service between Bolivia and Venezuela, notwithstanding any use restrictions set forth in the Agreement to the contrary.

All of the terms and conditions of the Agreement shall continue to apply, with the exception of those provisions that are directly in conflict with the terms and conditions of this Amendment. At the request of either party, the parties shall cooperate with each other to prepare and execute a conformed copy of the Agreement to reflect the changes made herein.

        EACH OF THE UNDERSIGNED PARTIES has duly executed this Amendment as of the day and year first above written.

PANAMSAT, L.P.                              RESIS S.A.
(Limited Partnership), by
PANAMSAT, INC., General Partner

By: /s/ Frederick A. Landman                By: /s/ Guillermo V. Pardo
   ----------------------------                ---------------------------
Name:  Frederick A. Landman                 Name:  Guillermo V. Pardo
Title: President                            Title: President



* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

               AMENDMENT TO DOMESTIC DATA SERVICE AGREEMENT

        THIS AMENDMENT (this "Amendment") is made and entered into as of the 9th day of January, 1995, by and between PanAmSat, L.P. (Limited Partnership) ("PanAmSat") and Resis, S.A. ("Customer").

        WHEREAS, PanAmSat, as successor in interest to Alpha Lyracom Space Communications, Inc., and Customer entered into that certain Domestic Data Service Agreement on the 7th day of April, 1992, as amended (the "Agreement"), and

        WHEREAS, PanAmSat and Customer agree to amend the Agreement in certain respects to include the provision of an additional 6 MHz of PAS-1 North Beam capacity to the existing Service being provided under the Agreement and other related changes to the Agreement as set forth below.

        NOW, THEREFORE, in consideration of the above and other good and valuable consideration acknowledged by the parties to have been given, the parties mutually agree to amend the Agreement as follows:

1. All capitalized terms used in this Amendment, unless otherwise defined, have the meanings ascribed to them in the Agreement.

2. ADDITIONAL CAPACITY. In addition to the Service provided under the Agreement, PanAmSat agrees to provide, and Customer agrees to accept, 6 MHz of North Beam capacity on Transponder of the PAS-1 Satellite (the "Additional Capacity Service") for a total of 22.4 MHz of North Beam capacity pursuant to the terms set forth herein and in the Agreement. The Additional Capacity shall be provided in accordance with the Service Specifications contained in Appendix B to the Agreement and the transmission parameters contained in Attachment 1 to this Amendment. References in the Agreement and its appendices to the "Service" or to the "space segment capacity" shall, in context, be deemed to include references to the Additional Capacity Service.

3. ADDITIONAL CAPACITY SERVICE TERM. The service term for the Additional Capacity Service ("Additional Capacity Service Term") shall start on January 9, 1995 ("Additional Capacity Service Date") and expire on the Service Date (the date service commences on the new Atlantic Ocean Region Satellite ("PAS-3R")), as defined in the Full-Time Transponder Service Agreement for Data Service Delivery (Pre-Launch) entered into between Customer and PanAmSat on the 18th day of August, 1994, as amended by the First Amendment thereto to be entered into simultaneously herewith.


4.    SERVICE FEE. As of the Additional Capacity Service Date, the total Monthly
      Service Fee shall be increased by [       ]* per month to a total of [
           ]* per month.


* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

                                        -2-
5.    ADDITIONAL DEPOSIT. An additional deposit of [       ]* shall be due on or
      before execution of this Amendment (the "Additional Deposit") and shall be applied to the Monthly Service Fee for the last month of the Additional Capacity Service Term.

6. Upon expiration of the Additional Capacity Service Term, the Service on the North Beam shall be reduced by 6 MHz to a revised total of 16.4 MHz of North Beam capacity on the PAS-1 Satellite.

7.    Upon expiration of the Additional Capacity Service Term, the Monthly
      Service Fee shall be reduced to [        ]* pursuant to the terms set
      forth in the Agreement.

8.    Void

9. The 5 MHz contracted in the Latin Beam as per amendment dated April 23, 1993 remains unchanged.

All of the terms and conditions of the Agreement shall continue to apply, with the exception of those provisions that are directly in conflict with the terms and conditions of this Amendment. At the request of either party, the parties shall cooperate with each other to prepare and execute a conformed copy of the Agreement to reflect the changes made herein.

        EACH OF THE UNDERSIGNED PARTIES has duly executed this Amendment as of the day and year first above written.

PANAMSAT, L.P (Limited Partnership),            RESIS, S.A.
by PANAMSAT, INC., General Partner



By: [Signature Illegible]                    By:  /s/ GUILLERMO PARDO
   ----------------------                        -------------------------

Name:                                        Name:

Title: Regional V.P. Latin America           Title:



* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

                            PanAmSat L.P.
                        (Limited Partnership)

                       Transmission Parameters
                                 for
        6.0 MHz Capacity on the PAS-1 Transponder 7 North Beam

                            IMPSAT Resis

Transponder Center Frequency (Uplink)                  [     ]* MHz
Assigned Center Frequency (Uplink)                     [     ]* MHz

Transponder Center Frequency (Downlink)                [     ]* MHz
Assigned Center Frequency (Downlink)                   [     ]* MHz

Uplink Polarization                                     Horizontal
Downlink Polarization                                   Horizontal

Total Transponder Bandwidth                           [ ]* MHz

Maximum Available Bandwidth (Note 1)                  [ ]* MHz


                                                        Beam Center

Satellite G/T (Note 2)                                [   ]* dB/K

Aggregate Operating Flux Density (Note 2,3)           [      ]* dBW/m

Maximum Available EIRP (Note 2,3)                     [    ]* dBW

Nominal Intermodulation Density (Note 2,4)            [     ]* dBW/Hz

Minimum Co-Channel C/1                                [ ]* dB

Notes:  1) A minimum guard band must be provided at each end of the allocated bandwidth which is equal to 5% of the bandwidth of the carrier adjacent to that band edge.

        2) Reference contour shown on attached Figure 1.

        3) Powers shown are aggregate across all carriers within bandwidth allocated to IMPSAT. Aggregate EIRP must not be exceeded & input drive levels will be adjusted accordingly.

        4) Intermod noise density is expected average over allocated bandwidth.
           Peak density may exceed average by [      ]* dB.

        5) Transponder is operated at a nominal output backoff of [   ]* dB.


* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

              FOURTH AMENDMENT TO DOMESTIC DATA SERVICE AGREEMENT

        THIS AMENDMENT (this "Amendment") is made and entered into as of the 1st day of June, 1995, by and between PanAmSat Corporation ("PanAmSat") and Resis, S.A. ("Customer").

        WHEREAS, PanAmSat, as successor in interest to Alpha Lyracom Space Communications, Inc., and Customer entered into that certain Domestic Data Service Agreement on the 7th day of April 1992, as amended (the "Agreement"), and

        WHEREAS, PanAmSat and Customer agree to amend the Agreement in certain respects.

        NOW, THEREFORE, in consideration of the above and other good and valuable consideration acknowledged by the parties to have been given, the parties mutually agree to amend the Agreement as follows:

        1. All capitalized terms used in this Amendment, unless otherwise defined, have the meanings ascribed to them in the Agreement.

        2. ADDITIONAL CENTRAL BEAM CAPACITY. In addition to the Service provided under the Agreement, PanAmSat agrees to provide, and Customer agrees to accept, 2 MHz of Central Beam capacity on the PAS-1 Satellite (the "Additional Central Beam Capacity Service") for a total of 2 MHz of Central Beam capacity pursuant to the terms set forth herein and in the Agreement. The Additional Central Beam Capacity shall be provided in accordance with the Service Specifications contained in Appendix B to the Agreement and the transmission parameters contained in Attachment 1 to this Amendment. References in the Agreement and its appendices to the "Service" or to the "space segment capacity" shall, in context, be deemed to include references to the Additional Central Beam Capacity Service.

        3. ADDITIONAL CENTRAL BEAM CAPACITY SERVICE TERM. The service term for the Additional Central Beam Capacity Service ("Additional Central Beam Capacity Service Term") shall start on May 1, 1995 and expire on the "Service Date" for Customer's service on PanAmSat's new Atlantic Ocean Region Satellite ("PAS-3R"), as defined in Section
            7.1 of the Full-Time Transponder Service Agreement for Data Service Delivery (Pre-Launch), entered into between Customer and PanAmSat on the 18th day of August, 1994, as amended by the First Amendment entered into on the 29th day of March, 1995.

        4.  SERVICE FEE. As of the Additional Central Beam Capacity Service
            Date, the total Monthly Service Fee shall be increased by [       ]*
            per month to a total of [        ]* per month.


* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

        5.  ADDITIONAL DEPOSIT. An additional deposit of [       ]* shall be due
            on or before execution of this Amendment (the "Central Beam Capacity Additional Deposit") and shall be applied to the Monthly Service Fee for the first and last month of the Additional Central Beam Capacity Service Term.

        6. Upon expiration of the Additional Central Beam Capacity Service Term, the Service on the Central Beam shall be reduced by 2 MHz to a revised total of 0 MHz of Central Beam capacity on the PAS-1 Satellite.

        7.  Upon expiration of the Additional Central Beam Capacity Service
            Term, the Monthly Service Fee shall be reduced to [           ]*
            pursuant to the terms set forth in the Agreement.

All of the terms and conditions of the Agreement shall continue to apply, with the exception of those provisions that are directly in conflict with the terms and conditions of this Amendment. At the request of either party, the parties shall cooperate with each other to prepare and execute a conformed copy of the Agreement to reflect the changes made herein.

        EACH OF THE UNDERSIGNED PARTIES has duly executed this Amendment as of the day and year first above written.

PANAMSAT CORPORATION                       RESIS, S.A.


By: /s/ Frederick A. Landman               By:    /s/ Guillermo Pardo
   _________________________               ____________________________
Name:  Frederick A. Landman                Name:
Title: President                           Title:


* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

                                    PanAmSat

                            Transmission Parameters
                                      for
                                  Impsat Resis
            2 MHz Capacity on the PAS-1 Transponder 17 Central Beam
                                  (Corrected)

Transponder Center Frequency (Uplink)                            [     ]* MHz
2 MHz Assigned Center Frequency (Uplink)                         [     ]* MHz

Transponder Center Frequency (Downlink)                          [     ]* MHz
2 MHz Assigned Center Frequency (Downlink)                       [     ]* MHz

Uplink Polarization                                               Horizontal
Downlink Polarization                                             Horizontal

Total Transponder Bandwidth                                      [     ]* MHz

Maximum Available Bandwidth (Note 1)                             [     ]* MHz


                                                                  BEAM CENTER

Satellite G/T (Note 2)                                           [     ]* dB/K

Aggregate Operating Flux Density (Note 2,3)                      [    ]* dBW/m

Maximum Available EIRP (Note 2,3)                                 [     ]* dBW

Nominal Intermodulation Density (Note 2,4)                       [    ]* dBW/Hz

Minimum Co-Channel C/1                                                  [ ]* dB


        Notes: 1) A minimum guard band must be provided at each
                  end of the allocated bandwidth which is equal to
                  5% of the bandwidth of the carrier adjacent to that
                  band edge.
               2) Reference contour shown on attached Figure 1.
               3) Powers shown are aggregate across all carriers
                  within bandwidth allocated to Impsat Resis.
                  Aggregate EIRP must not be exceeded & input
                  drive levels will be adjusted accordingly.
               4) Intermod noise density is expected average over
                  allocated bandwidth. Peak density may exceed
                  average by [          ]* dB.
               5) Transponder is operated at a nominal output
                  backoff of [          ]* dB.

                                  Attachment 1

* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

                  AMENDMENT TO DOMESTIC DATA SERVICE AGREEMENT


        THIS AMENDMENT (this "Amendment") is made and entered into as of the 1st day of August, 1995, by and between PanAmSat Corporation ("PanAmSat") and Resis, S.A. ("Customer").

        WHEREAS, PanAmSat, as successor in interest to PanAmSat, L.P., and Customer entered into that certain Domestic Data Service Agreement on the 7th day of April, 1992, as amended on the 23rd day of April, 1993; and on the 28th day of October, 1993; and on the 28th day of April, 1994; and on the 23rd day of January, 1995; and on the 1st day of June, 1995 (the "Agreement"), and

        WHEREAS, PanAmSat and Customer agree to amend the Agreement in certain respects.

        NOW, THEREFORE, in consideration of the above and other good and valuable consideration acknowledged by the parties to have been given, the parties mutually agree to amend the Agreement as follows:

        1. All capitalized terms used in this Amendment, unless otherwise defined, have the meanings ascribed to them in the Agreement.

        2. The "Additional Capacity Service Term" shall be revised to remain effective until the end of the life of PAS-1, estimated at 13.25 years after reaching on-station status (June 28, 1988) (the "Revised Additional Capacity Service Term").

All of the terms and conditions of the Agreement shall continue to apply, with the exception of those provisions that are directly in conflict with the terms and conditions of this Amendment. At the request of either party, the parties shall cooperate with each other to prepare and execute a conformed copy of the Agreement to reflect the changes made herein.

        EACH OF THE UNDERSIGNED PARTIES has duly executed this Amendment as of the day and year first above written.



PANAMSAT CORPORATION                       RESIS S.A.


By:   /s/ Frederick A. Landman             By: /s/ GUILLERMO PARDO
   ------------------------------             -------------------------------
   Name:  Frederick A. Landman                Name:
   Title: President                           Title:

                AMENDMENT TO DOMESTIC DIGITAL SERVICE AGREEMENT

     THIS AMENDMENT (this "Amendment") is made and entered into as of the 26th day of September, 1995, by and between PanAmSat Corporation ("PanAmSat"), Resis S.A. ("Resis") and International Satellite Communication Holding Limited ("I.S.C.H.").

     WHEREAS, PanAmSat, as successor in interest to PanAmSat, L.P., and Resis entered into that certain Domestic Digital Service Agreement on the 7th day of April, 1992, as amended on the 23rd day of April, 1993; and on the 28th day of October, 1993; and on the 28th day of April, 1994; and on the 23rd day of January, 1995; and on the 1st day of June, 1995; and on the 26th days of July, 1995 (the "Agreement"), and


     WHEREAS, PanAmSat and the Parties agree to amend the Agreement in certain respects.

     NOW, THEREFORE, in consideration of the above and other good and valuable consideration acknowledged by the parties to have been given, the parties mutually agree to amend the Agreement as follows:

1. All capitalized terms used in this Amendment, unless otherwise defined, have the meanings ascribed to them in the Agreement.

2. Effective immediately upon execution by the parties of this Amendment, Resis hereby assigns all of its rights and obligations under the Agreement to I.S.C.H., a corporation organized and existing under the laws of Liechtenstein, and I.S.C.H. agrees to assume all of Resis' obligations with respect to the Agreement and to be treated as Resis for all purposes under the Agreement, which I.S.C.H. hereby acknowledges by signing in the space indicated below. Notwithstanding anything herein or in the Agreement to the contrary, Resis shall remain liable to PanAmSat for I.S.C.H.'s performance and payment obligations under the Agreement. In furtherance of such Agreement, and subject to I.S.C.H.'s acknowledgment and agreement hereto, PanAmSat consents to this assignment and agrees to perform its duties and fulfill its obligations under the Agreement for the benefit of I.S.C.H. as the contracting party.

All of the terms and conditions of the Agreement shall continue to apply, with the exception of those provisions that are directly in conflict with the terms and conditions of this Amendment. At the request of either party, the parties shall cooperate with each other to prepare and execute a conformed copy of the Agreement to reflect the changes made herein.

     EACH OF THE UNDERSIGNED PARTIES has duly executed this Amendment as of the day and year first above written.

PANAMSAT CORPORATION                           RESIS S.A.








By:   /s/ Frederick A. Landman               By: /s/ GUILLERMO PARDO
   ____________________________                 ____________________________

Name: Frederick A. Landman                   Name:

Title: President                             Title:

Agreed to and Accepted:

INTERNATIONAL SATELLITE COMMUNICATION HOLDING LIMITED





By:  K. Kindle
     --------------------------------

Name:

Title: